UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

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ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 14, 2017

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2018 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Friday, February 2, 2018 at the headquarters of ETS-Lindgren Inc., a subsidiary of the Company, located at 1301 Arrow Point Drive, Cedar Park, Texas 78613, beginning at 9:30 a.m. Central Time, for the following purposes:

1.	To elect Gary E. Muenster and James M. Stolze as directors of the Company to serve for three-year terms expiring in 2021;

2.	To amend the Company’s Charter to permit the Company’s shareholders to amend the Company’s Bylaws;

3.	To approve the Company’s 2018 Omnibus Incentive Plan;

4.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2018; and

5.	Say on Pay - An advisory vote to approve the compensation of the Company’s executive officers.

Your Board of Directors recommends that you vote “FOR” both of the above director nominees and “FOR” Proposals 2, 3, 4 and 5.

Shareholders of record at the close of business on December 4, 2017 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2017 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 14, 2017.

Thank you for your ongoing support.

ESCO Technologies Inc.

By:
Victor L. Richey
Chairman, Chief Executive Officer and President

Alyson S. Barclay
Secretary

Even though you may plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Friday, February 2, 2018 at the headquarters of ETS-Lindgren Inc., a subsidiary of the Company, located at 1301 Arrow Point Drive, Cedar Park, Texas 78613, beginning at 9:30 a.m. Central Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was sent on or about December 14, 2017 to all persons who held shares of the Company’s common stock (“shares”) as of the close of business on December 4, 2017, the record date for determining the persons entitled to vote at the Meeting. As of the record date, there were 25,835,902 shares outstanding and entitled to be voted at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the shareholders on or about December 14, 2017, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2017 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2017 Annual Report to Shareholders and this Proxy Statement are also available for review at www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under the description of that proposal.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR the proposed Charter Amendment, (3) FOR approval of the 2018 Omnibus Incentive Plan, (4) FOR ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, and (5) FOR the advisory approval of executive compensation.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

* * * * *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of
Gary E. Muenster and James M. Stolze as directors of the Company.

The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, the Board has fixed the authorized number of directors at eight.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Gary E. Muenster and James M. Stolze will expire at the Meeting, and each has been nominated to serve for three-year terms expiring at the 2021 Annual Meeting. Mr. Stolze’s term was originally scheduled to expire in 2019, but following the death of director Donald J. Trauscht in November 2016 Mr. Stolze agreed to stand for election a year early in order to more nearly equalize the number of directors in each class as required by the Company’s Bylaws.

If elected, each of the nominees would serve until the expiration of his term and until his successor has been elected and qualified. Proxies cannot be voted for more than two nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 18.

Nominees for Terms Ending in 2021

Gary E. Muenster	Age 57; Director since 2011

Mr. Muenster’s current position as Chief Financial Officer as well as his other financial and operational responsibilities during his long period of service with the Company make him uniquely qualified to provide the Board of Directors with valuable insights into the Company’s financial position and business opportunities.

Principal Occupation and Business Experience: Mr. Muenster has been the Chief Financial Officer of the Company since 2002. He has been the Executive Vice President of the Company since February 2008, and was Senior Vice President from October 2005 to February 2008. Over the past 20 years, Mr. Muenster has served in a number of senior financial management positions with the Company with increasing responsibilities. Prior to joining the Company, Mr. Muenster was employed by one of the world’s largest international certified public accounting firms, KPMG LLP. In this role, Mr. Muenster served as Client Manager, auditing and providing financial, accounting and Securities and Exchange Commission compliance services to several of St. Louis’ largest publicly-traded global manufacturing companies, including Emerson Electric Co.

Public Company Directorships: Mr. Muenster currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Muenster received a Bachelor of Science degree in Accounting from St. Louis University, and has been a licensed CPA.

James M. Stolze	Age 74; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chairman of the Audit and Finance Committee of the Company’s Board of Directors, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

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Principal Occupation and Business Experience: Mr. Stolze has served as the Chief Financial Officer of two public companies: he was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from May 2004 until his retirement in December 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from June 1995 to December 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships: Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Stolze is a member of the Board of Directors and Chairman of the Audit Committee of ISTO Technologies, Inc., an orthobiologics company; and a member of the Board of Trustees of Maryville University, St. Louis, Missouri as well as that Board’s Enrollment and Student Life Committee. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Michigan. He also holds a Certified Public Accountant (CPA) license from the State of Missouri, and qualifies as an audit committee financial expert under SEC regulations.

Directors Continuing in Office

Patrick M. Dewar (Term expires 2020)	Age 57; Director since 2017

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience: Since August 2016, Mr. Dewar has been the Chief Executive of The Trenton Group, LLC, an investment and strategy consulting firm focused on security, aerospace and defense technology companies. From 2013 until August 2016 he was Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc., and from 2010 to 2013 he was Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation. Prior to that he served in various capacities with Lockheed Martin and GE Aerospace.

Public Company Directorships: Mr. Dewar currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Dewar holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. He is a member of the Council on Foreign Relations and serves as a senior adviser to numerous investment firms on aerospace and defense matters.

Vinod M. Khilnani (Term expires 2020)	Age 65; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience: Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in July 2007, he became President and Chief Executive Officer; in 2009 he was also elected as Chairman of the Board; and from January 2013 until his retirement in May 2013 he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation, where he serves as Lead Director and Chairman of the Nominating and Governance Committee as well as a member of the Compensation Committee; a director (since April 2013) of 1st Source Corporation, where he serves as Chairman of the Audit Committee and a member of the Executive Committee; and a director (since October 2014) of Gibraltar Industries, Inc., where he serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Other Experience and Education: Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University.

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Leon J. Olivier (Term expires 2019)	Age 69; Director since 2014

Mr. Olivier has acquired broad experience in all aspects of strategy and operations from a 30-year career in the utility industry, including conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design. This experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience: Mr. Olivier has been the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy (formerly Northeast Utilities), headquartered in Boston, Massachusetts, since August 2014, and served as its Executive Vice President and Chief Operating Officer from 2007 to 2014. Eversource Energy is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire. Mr. Olivier has over 40 years of utility industry experience.

Public Company Directorships: Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Olivier has a Master of Business Administration degree from Northeastern University. He also served in the United States Navy submarine service. He currently serves as a director of Essex Financial Services, Essex, Connecticut, and the New England Air Museum.

Robert J. Phillippy (Term expires 2020)	Age 57; Director since 2014

Along with his experience as chief executive officer of a publicly-held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience: Mr. Phillippy is an independent consultant, advising technology companies on a range of strategic, operational and organizational issues. From September 2007 until April 2016 he was the President, Chief Executive Officer and a director of Newport Corporation, which develops, manufactures and supplies lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide. Mr. Phillippy joined Newport in 1996 and served in various executive management positions prior to his appointment as Chief Executive Officer in 2007. In April 2016 Newport was acquired by MKS Instruments, a publicly held provider of instruments, components, subsystems, and process control solutions for advanced manufacturing applications, and since July 2016 Mr. Phillippy has served on the board of directors of MKS Instruments. From April 2016 to September 2016 he also served as Executive Advisor to MKS Instruments.

Public Company Directorships: In addition to his current service on the Company’s Board of Directors, Mr. Phillippy has been a director of MKS Instruments since July 2016; he was a director of its predecessor Newport Corporation from 2007 until April 2016.

Other Experience and Education: Mr. Phillippy holds a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, and a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has over 30 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company, an electrical equipment manufacturer, from 1984 to 1996.

Victor L. Richey (Term expires 2019)	Age 60; Director since 2002

Mr. Richey’s current position as Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience: Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

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Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation, a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as a member of the Human Resources and Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee.

Other Experience and Education: Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University in St. Louis, Missouri.

Larry W. Solley (Term expires 2019)	Age 75; Director since 1999

Mr. Solley’s prior experience in acquisitions, international executive management, strategic planning and in sales and marketing with Emerson Electric and Fisher Controls, both large, complex, multinational corporations, as well as his engineering and domestic and foreign manufacturing experience, enable him to provide valuable insight to Board deliberations and valuable guidance to the Company.

Principal Occupation and Business Experience: Mr. Solley retired in 2002 as an Executive Vice President of the Process Management Business Group of Emerson Electric Co., an international technology and engineering provider of process management, industrial automation, climate technologies, and commercial and residential solutions. He was responsible for certain product line acquisitions and their worldwide integration into the Process Management Group, and for development of new international manufacturing facilities for the Group. Mr. Solley was previously Chairman, President and Chief Executive Officer of Fisher Controls International Inc., prior to which he held a number of other positions with Fisher Controls including Vice President Strategic Planning, Vice President Marketing and Sales, and Group Vice President. Prior to his positions at Emerson Electric and Fisher Controls, he held a number of engineering and manufacturing positions within Monsanto Agricultural Chemical Company.

Public Company Directorships: Mr. Solley currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Solley serves on the Board of Directors of Bourns Inc., a manufacturer and supplier of sophisticated electronic components. He received a Bachelor of Science degree in Chemical Engineering from Louisiana Tech University and engaged in post graduate studies at Loyola University in New Orleans and the Institut Européen d'Administration des Affaires (INSEAD) in Fontainebleau, France. He has also served as President and Chairman of the Valve Manufacturers Association.

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PROPOSAL 2: CHARTER AMENDMENT TO PERMIT THE SHAREHOLDERS TO AMEND THE COMPANY’S BYLAWS

The Board of Directors recommends a vote FOR
the proposed amendment to the Company’s Charter

The Company’s Board of Directors has declared it to be advisable and in the best interests of the Company and its shareholders, and therefore recommends that the shareholders approve, an amendment to Article Ten of the Company’s Restated Articles of Incorporation (“Charter”) to permit the Company’s shareholders to amend the Company’s bylaws (the “Proposed Amendment”).

Currently, Article Ten of the Charter provides that only the Board of Directors can amend, alter, change or repeal the Company’s Bylaws; the shareholders have no power to do so. However, the ability of shareholders to amend by-laws is increasingly considered an important aspect of good corporate governance, and in conjunction with the Board’s annual governance review in August 2017 the Board and management reviewed this restriction and determined that it would be appropriate for the shareholders as well as the Board to have the power to amend the Bylaws. As a result, the Board adopted the Proposed Amendment and has approved its submission to the shareholders for approval at this Meeting. This proposal demonstrates the Board’s continuing commitment to strong corporate governance practices which the Board believes are consistent with its goal of creating long-term, sustainable value for our shareholders.

Description of Proposed Amendment. The Proposed Amendment would amend Article Ten of the Charter to provide that the Bylaws of the Company may be amended by either the affirmative vote of directors constituting a majority of the entire Board (which is currently permitted) or the affirmative vote of the holders of record of a majority of the shares of the Company then outstanding and entitled to vote on the matter (which is new). In addition, the Proposed Amendment would make minor changes to simplify the language and to eliminate an obsolete reference to Article Four, Section C(2) of the Charter, which is no longer in effect. The text of the Proposed Amendment is as follows (additions are underlined and deletions are in strikethrough):

“~~Subject to the provisions set forth in Article Four, Section C(2) hereof, the~~The Bylaws of the Corporation may be amended~~, altered, changed~~ or repealed, and ~~a provision or~~ provisions inconsistent with the provisions of the Bylaws as they exist from time to time may be adopted, only by either (i) the affirmative vote, at a duly constituted meeting of the Board of Directors, of directors constituting a majority of the entire Board of Directors, or (ii) the affirmative vote, at a duly constituted meeting of the shareholders, of the holders of record of a majority of the shares of the Corporation then outstanding and entitled to vote on the matter.”

If approved at the Meeting by the requisite vote set forth below, the Proposed Amendment will become effective upon the filing of Articles of Amendment with the Missouri Secretary of State, which the Company intends to cause to be done promptly after the Meeting.

Conforming Bylaw Amendment. Consistent with the current restrictions in the Charter, the Company’s Bylaws currently give the Board of Directors the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws. Accordingly, the Board has approved an amendment to the current Bylaws (the “Conforming Bylaw Amendment”), which will conform the language of the Bylaws with the language of the Proposed Amendment contingent upon shareholder approval of the Proposed Amendment. Approval of the Conforming Bylaw Amendment does not require shareholder action.

Supermajority Vote Required for Approval. Under Article Eleven of the Charter, approval of the Proposed Amendment will require the affirmative vote of the holders of at least 85% of the shares of Company common stock outstanding on the record date, or 21,960,517 shares. Although the required percentage is high, Management believes it is attainable because it is within the range of some other shareholder votes in recent years. However, abstentions and broker non-votes will have the same effect as votes against the Proposed Amendment, so it is therefore extremely important that shareholders cast their votes in a timely manner in order to ensure that they are counted.

Effect of Failure to Approve. If the Proposed Charter Amendment is not approved by the requisite vote, then Articles of Amendment will not be filed with the Missouri Secretary of State and the Proposed Amendment will not become effective; the Conforming Bylaw Amendment will not become effective; and the Board of Directors will continue to have the exclusive power to amend, alter, change or repeal any provision of the Company’s Bylaws.

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PROPOSAL 3: APPROVAL OF 2018 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends a vote FOR
approval of the Company’s 2018 Omnibus Incentive Plan

Description of the Plan

Background

As part of the Company’s continuing incentive compensation program, and upon the consideration and recommendation of the Human Resources and Compensation Committee (in this section, the “Committee”), the Board of Directors approved and adopted the 2018 Omnibus Incentive Plan (the “2018 Plan”) on November 9, 2017 and is recommending it for approval by the shareholders at the Meeting.

In connection with the Committee’s consideration and recommendation of the 2018 Plan, the Committee’s Compensation Consultant reviewed and analyzed the 2018 Plan and determined that the maximum dilutive impact of the awards permitted under the 2018 Plan would be well within investor-based guidelines. The Compensation Consultant also proposed certain amendments to the 2018 Plan which the Committee adopted in order to ensure that the 2018 Plan complied with current standards of good governance.

Accordingly, the 2018 Plan includes several provisions which protect the rights of the Company’s shareholders, including the following:

•	Shares subject to awards which expire or are cancelled for any reason, or which are surrendered as payment or withheld tor taxes, are not returned to the 2018 Plan and may not be re-granted.

•	Dividends are not paid or accrued on shares subject to awards until the shares are actually issued.

•	The minimum vesting period for all awards is one year (except for awards to non-NEOs aggregating not more than 5% of the authorized shares).

If approved, the 2018 Plan will replace the Company’s 2013 Incentive Compensation Plan (the “2013 Plan”), which will terminate.

The 2018 Plan is similar to the 2013 Plan, which was approved by the Shareholders at the 2013 Annual Meeting. Although the 2013 Plan is not scheduled to expire until 2023, the Board determined to replace the 2013 Plan with the 2018 Plan in order to effect several changes it deemed advisable, as described below. If the 2018 Plan is not approved by the Shareholders, the 2013 Plan will remain in effect until its scheduled expiration date. The approval of the 2018 Plan will not affect awards previously granted under the 2013 Plan or any other equity plans of the Company, which will remain outstanding according to their terms. See “Other Equity Compensation Plan Information” below.

Summary of the 2018 Plan

The following summary of certain provisions of the 2018 Plan is not complete and is qualified by reference to the text of the 2018 Plan, which is set forth in Appendix A to this Proxy Statement.

Purpose. The purpose of the 2018 Plan is the same as the purpose of the 2013 Plan, namely to maintain and strengthen the Company’s ability to attract and retain executive, managerial and other salaried employees; to motivate participants to achieve long-range goals consistent with increases in shareholder value; to provide incentive compensation opportunities that are flexible and competitive with those of other similar businesses; to support the Company’s executive compensation program discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement; and, in the case of stock-based awards, to further align participants’ interest with those of the shareholders through compensation that is based on the value of the Company’s common stock.

Types of Awards. Under the 2018 Plan, the Human Resources and Compensation Committee of the Board of Directors (in this section, the “Committee”) may grant a variety of awards, including awards granted on the basis of shares of Company common stock (“shares”) or the value thereof (“Stock-Based Awards”). Stock-Based Awards may include Stock Options (including Incentive Stock Options), stock appreciation rights linked to Stock Options (“Tandem SARs”), and performance-accelerated restricted share awards (“PARS Awards”), as well as other restricted share awards or other stock-based awards. Stock-Based Awards may be made payable in shares of common stock or cash according to the terms of the award.

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However, awards need not be based on shares of Company common stock or the value thereof and may be measured and payable solely in cash (“Cash-Based Awards”). Cash-Based Awards may include long term cash incentive awards as well as other cash incentive awards.

Maximum Number of Shares. The maximum number of shares of Company common stock which may be allocated to Stock-Based Awards under the 2018 Plan is 978,878 shares, which is 50,000 fewer shares than the number of shares currently remaining available for issuance under the 2013 Plan. Of the 978,878 shares authorized under the 2018 Plan, only 350,000 are newly-authorized shares; the remaining 628,878 shares are currently authorized under the 2013 Plan but have not yet been awarded and will be rolled into the 2018 Plan if it is approved. Of these 628,878 shares, 100,000 shares may be used under the 2018 Plan only for Stock Options or other awards which require the participant to make a payment to the Company in order to receive actual shares, which are the same restrictions as they are currently subject to under the 2013 Plan. Another 400,000 shares currently authorized under the 2013 Plan and subject to the same restrictions will be de-authorized and will not be rolled over to the 2018 Plan. If any awards are made under the 2013 Plan after the date of this Proxy Statement, the maximum number of shares authorized under the 2018 Plan will be reduced by a like amount.

Source of Shares. Shares issued under the 2018 Plan may be either previously unissued shares or shares held in treasury, in the Company’s discretion.

Adjustments. The number of shares allocated to the 2018 Plan shall be appropriately adjusted to reflect any subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the overall number of the Company’s outstanding shares.

No Reload. If any Stock-Based Award expires or is cancelled on account of termination of a participant’s employment, failure to meet performance objectives or any other term of the Award, tender of the underlying shares as payment for a Stock Option, surrender of the underlying shares to pay withholding taxes, or for any other reason whatsoever, the shares related to the cancelled award shall not be returned to the 2018 Plan and may not be available for subsequent awards.

Eligibility. Eligibility to participate in the 2018 Plan varies depending on the type of award and is described in the relevant sections below. Currently, approximately 300 employees, including the executive officers, are eligible to receive Stock Options and Tandem SARs, and approximately 60 senior executives, including the executive officers, are eligible to receive PARS Awards, other Stock-Based Awards or Cash Based Awards. However, no determination has been made with respect to the specific persons who may be granted awards under the 2018 Plan or the specific amounts or types of awards which may be granted to any future recipient. Each award granted under the 2018 Plan will be evidenced by a written award agreement or notice of award specifying the terms of the award.

Subsidiary Plans. For convenience in granting, administering and referring to awards with similar terms or which are made to similarly-situated recipients, the 2018 Plan authorizes the Committee to establish subsidiary plans under the 2018 Plan (such as the PCP cash incentive plan described in the Compensation Discussion and Analysis section below, which was established under the 2013 Plan). No subsidiary plan may grant greater rights to award recipients than those authorized by the 2018 Plan, and all subsidiary plans in the aggregate may not exceed the share limitations and other restrictions under the 2018 Plan.

Recent Share Price. The closing price of the shares on the New York Stock Exchange on December 4, 2017 was $64.65 per share.

Stock-Based Awards

Stock Options and Tandem SARs. Stock Options and Tandem SARs may be granted only to full-time or part-time employees of the Company or its subsidiaries, provided that Incentive Stock Options may not be granted to employees of certain non-corporate or foreign subsidiaries. Subject to the express provisions of the 2018 Plan, the Committee has full authority to determine the terms and provisions of each Stock Option and Tandem SAR, which need not be uniform for all optionees. The Committee has not granted Stock Options or Tandem SARs for the past several years and has no current plans to issue any, but the Board has deemed it advisable to continue to authorize them under the 2018 Plan in order to provide the Committee with maximum flexibility should the need arise.

The exercise (purchase) price under each Stock Option may not be less than 100% of the fair market value of the shares at the effective date of the grant (which may not be prior to the approval date). For this purpose, fair market value will generally be the closing price of the shares on the New York Stock Exchange on the effective date; provided, that the Committee may adopt any other criterion for the determination of fair market value as it may determine to be appropriate. The Committee may not, without Shareholder approval, reprice outstanding Stock Options or Tandem SARs by lowering their exercise price or by exchanging them for new awards with a lower exercise price.

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The exercise price must be paid in full upon the exercise of the Stock Option, either (i) in cash, or (ii) by the tender to the Company (either actually or by attestation) of shares owned by the optionee for at least six (6) months and having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such shares to be determined in such appropriate manner as may be provided for by the Committee or the Company as may be required in order to comply with, or to conform to the requirements of, any laws or regulations applicable to the Company and the Stock Options, or (iii) except as limited or prohibited by the Committee or the Company, by effecting a “cashless exercise” of the Stock Option by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds equal to the exercise price plus any taxes due is paid to the Company, or (iv) by any combination of the foregoing payment methods, or (v) by such other method or methods as may be determined by the Committee or the Company; provided, that no shares may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) such shares have been held by the optionee for at least one year and (B) the prior Incentive Stock Option through which the tendered shares were acquired was granted at least two years prior to the tender.

The term of a Stock Option may not be more than five years from its effective date. Subject to the terms of the 2018 Plan and the limitations set out below, Stock Options will be exercisable on such conditions and at such time or times as the Committee in each instance approves, which need not be uniform for all options.

The maximum aggregate fair market value (determined at the time of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000. The aggregate number of shares of Common Stock with respect to which Stock Options and Tandem SARs may be granted to any individual during any calendar year may not exceed 150,000.

At the time a Stock Option is granted, the Committee, in its discretion, may grant to an optionee a Tandem SAR with respect to all or any part of the number of shares covered by the Stock Option. An optionee who also holds a Tandem SAR may exercise the Tandem SAR in lieu of exercising the Stock Option by delivering to the Company a notice specifying the number of shares as to which the optionee wishes to exercise the Tandem SAR and stating what portion of the proceeds the optionee would like to receive in cash and what portion in shares. Upon exercise of the Tandem SAR, the optionee will be paid an amount in cash and/or shares (as determined by the Committee taking into account the optionee’s request), an amount equal to the excess of the fair market value of a share on the date of exercise over the per-share exercise price for the Stock Option in respect of which the Tandem SAR was granted, multiplied by the number of shares as to which the Tandem SAR is exercised. Each Tandem SAR will be exercisable for such period as the Committee determines, which time period may not exceed the time period during which the corresponding Stock Option may be exercised.

The exercise of a Tandem SAR will reduce the related Stock Option by the number of shares as to which the Tandem SAR is exercised; and the exercise of a Stock Option will reduce any related Tandem SAR by the number of shares as to which the Stock Option is exercised.

Stock Options and Tandem SARs will not generally be transferable except by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. However, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a trust for the benefit of the option holder’s immediate family member(s), or to a partnership, limited liability company or similar entity in which such immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an option holder’s immediate family means the option holder’s spouse, children and grandchildren.

A Stock Option or Tandem SAR must be exercised prior to the termination of employment, except that: (i) if the optionee’s employment is terminated with the consent and approval of the Company, the Committee or its designee may permit the Stock Option or Tandem SAR to be exercised within 90 days after such termination, or in the case of options other than Incentive Stock Options, within one year after termination on account of retirement on or after age 55; or (ii) if the optionee’s employment terminates on account of disability the Stock Option or Tandem SAR may be exercised, to the extent it was exercisable at the date of termination, within one year after the date of termination; or (iii) in the event of the optionee’s death the Stock Option or Tandem SAR may be exercised, to the extent it was exercisable at the date of death, within one year after the date of death; but in no event may a Stock Option or Tandem SAR be exercised after the expiration of its term as specified in the Stock Option agreement or notice of award.

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PARS Awards and Other Restricted Stock Awards. A PARS Award represents the right of the holder to receive a specified number of shares, or the value thereof, at a specified future time or times if specified performance objectives and/or service contingencies are achieved. The performance objectives may be established from time to time by the Committee, subject to the criteria set forth under “Performance Criteria” below, and need not be the same for all participants. Participation in a specific program and the terms of the corresponding PARS Award will be specified in a notice of award delivered to the participant at the time of the award. The Company has used this type of performance-accelerated award in recent years for its long-term equity incentive awards.

In order to receive a distribution under a PARS Award, a participant must be continuously employed by the Company or a subsidiary for such period after grant as the Committee may determine. Any acceleration of the distribution of shares under PARS Awards will be contingent upon the achievement of performance program goals established by the Committee. Each program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. However, in the event of termination of employment due to the participant’s death or disability, the Committee has the discretion to authorize a full or partial distribution; and in the event of the participant’s retirement with the Committee’s approval, any PARS Award which has been outstanding less than 12 months shall be forfeited, any other PARS Award or portion thereof which has been accelerated due to satisfaction of the performance criteria shall be distributed to the retired participant in full, and any other PARS Award or portion thereof shall be distributed to the retired participant pro rata based on the number of months elapsed prior to retirement compared to the total number of months in the Award term.

Recent awards of this type have provided for distribution of the underlying shares if the holder’s employment continues for five years after grant, with the potential for accelerated distribution (but not earlier than 3½ years from grant) if the Company’s stock price reaches certain targets set forth in the awards. For more details on the terms of recently-issued PARS Awards, see “Executive Compensation Information–Compensation Discussion and Analysis,” below.

The Committee may also grant other restricted share awards subject to either performance-based or non-performance-based vesting criteria, such as continued employment for a specified period either before or after the shares are earned. The terms and conditions of such awards, including restrictions on transfer or on the ability of the participant to make elections with respect to the taxation of the award without the consent of the Committee, shall be determined by the Committee.

The terms and conditions of PARS Awards and other restricted share awards shall be determined by the Committee. No dividend will accrue or be payable on PARS Awards or other restricted share awards until the underlying shares are actually delivered to the participant.

Other Stock-Based Awards. The Committee may from time to time, in its discretion, grant other Stock-Based Awards, including without limitation awards pursuant to which shares may be acquired in the future, such as awards denominated in shares, stock units, securities convertible into shares, and phantom securities, and may direct the Company to issue shares in respect of other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate. The Committee shall determine, and provide in the applicable agreement for, the terms and conditions of such other Stock-Based Awards.

No Voting, Dividend or Other Shareholder Rights Until Shares Actually Issued. The holder of a Stock-Based Award shall have no voting or other rights of a shareholder with respect to the shares underlying the award, including the right to dividends thereon, until the shares are actually issued to the holder.

Special Provisions for Stock-Based Awards to Named Executive Officers. The 2018 Plan requires that each Stock-Based Award granted to a person who is a “named executive officer” of the Company as defined in Item 402(a)(3) of Securities and Exchange Commission Regulation S-K (an “NEO”) must provide that, in addition to any other applicable restrictions on transfer, the NEO may not dispose of any portion of the beneficial interest in Common Stock received (net of any withheld shares) on account of the Award: (i) within 12 months after the Common Stock is delivered to the NEO, or such earlier time as the person ceases to be an NEO; or (ii) if after such disposition the NEO would fail to satisfy the NEO’s minimum ownership requirement for Company Common Stock established by the Company.

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Limited Authority to Delegate. The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or “covered employees” as defined in section 162(m) of the Internal Revenue Code (the “Code”). The Committee may delegate to the Executive Committee of the Board the authority to grant Stock-Based Awards other than Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or covered employees.

Cash Based Awards

The 2018 Plan permits the Committee to grant Cash-Based Awards, with the terms of each such award to be specified in the applicable award agreement or notice of award. A major part of the Company’s cash incentive program includes the grant of long term incentive awards, which provide for the payment of cash if certain performance targets are met over a specified performance period; each performance target and period must be set forth in the relative agreement, which need not be uniform for all participants. The Company has no current plans to change this program. For details of the Company’s long term cash incentive program and the recent awards thereunder, see “Executive Compensation Information–Compensation Discussion and Analysis,” below.

The Committee may permit Cash Based Awards to be paid in shares subject to restrictions to be determined by the Committee in each specific case; however, in no event may the total number of shares issued pursuant to all awards made under the 2018 Plan exceed the aggregate share limitation specified above without shareholder approval.

Performance Criteria

The Committee may determine that an award under the 2018 Plan is to be “performance based,” which means that the distribution of shares or payment of cash under the award shall be based in full or in part on the satisfaction of one or more performance criteria specified in the award.

For performance based awards to any “covered employee” as defined in Section 162(m) of the Code which are intended to qualify as “performance-based compensation” as defined in Section 162(m) of the Code (a “162(m) Award”), the performance criteria shall consist of objective tests based on one or more of the following criteria set forth in the 2018 Plan: earnings per share; adjusted earnings per share; sales; earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/ or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety performance; environmental performance; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; adjusted EBITDA; net operating profit after tax margin; gross operating profit after tax; non-interest-bearing current liabilities; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; return on tangible assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percentage; EPS growth percentage; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or on a combination thereof. Satisfaction of common stock ownership guidelines may also be a prerequisite to payment. The performance criteria must be approved by the Company’s shareholders at least every five years.

If the applicable performance criteria under a 162(m) Award are not achieved for a given performance period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period, or in the case of awards which are not 162(m) awards, to increase the amount. However, under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

Change of Control

No award may permit acceleration of vesting or payment by reason of a Change of Control of the Company prior to the actual date on which the Change of Control is consummated, except as may be expressly provided in a written severance agreement with the participant approved by the Committee. Briefly summarized, “Change of Control” is defined in Section 14(k) of the 2018 Plan to include (i) a change in a majority of the members of the Board since the date of the award, other than changes approved by a majority of the incumbent Board, (ii) the acquisition of a majority of the Company’s shares or voting power by a single individual, entity or group, (iii) the sale or other disposition of all or substantially all the Company’s assets, (iv) the commencement of a shareholder-approved liquidation or dissolution of the Company, or (v) the consummation of a reorganization or business combination resulting in a change in either a majority of the Company’s shares or voting power or a majority of the Company’s Board. The foregoing summary is qualified by reference to the complete definition in Section 14(k) of the 2018 Plan attached as Appendix A to this proxy statement.

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Amendment and Termination of the 2018 Plan and Outstanding Awards

Either the Board or the Committee may at any time amend or terminate the 2018 Plan; provided that no amendment may be made without the approval of the shareholders if such amendment would increase either the maximum number of shares which may be granted under the 2018 Plan or any specified limit on any particular type or types of award, or change the class of employees to whom an award may be granted, or withdraw the authority to administer the 2018 Plan from the Committee or another committee whose members satisfy the independence and other requirements of Section 162(m) and applicable SEC and New York Stock Exchange requirements. Pursuant to the listing standards of the New York Stock Exchange, certain other material revisions to the 2018 Plan may also require shareholder approval.

Subject to the specific restrictions set forth in the 2018 Plan, the Committee may change the terms of any outstanding award and shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms and provisions of the respective Awards, provided that no amendment may reduce the rights of the recipient of the award without the recipient’s consent, and in the event of a stock dividend, stock split or reverse stock split affecting the number of shares, appropriate adjustments will be made to outstanding Awards, including but not limited to per-share based performance objectives, the number of shares awarded, and per-share option exercise prices, as in the Committee’s judgment will fairly reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of awards.

Unless terminated earlier by the Board or the Committee, the 2018 Plan will terminate five years after the date it is approved by the shareholders, but awards outstanding at the termination of the 2018 Plan shall continue in accordance with their terms and shall not be affected by such termination.

Federal Income Tax Consequences of Awards

The following is a summary of the U.S. federal income tax consequences of the various Awards to the participants in the 2018 Plan and to the Company, based upon current income tax laws, regulations and rulings. Awards to participants subject to tax in non-U.S. jurisdictions may be treated differently under the tax laws of those jurisdictions.

PARS Awards. A participant will recognize ordinary income equal to the fair market value of any shares received upon vesting and distribution of a PARS Award and the Company will be entitled to a deduction of the same amount, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Incentive Stock Options. An optionee does not realize income on the grant of an Incentive Stock Option. If an optionee exercises an Incentive Stock Option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the option or within one year from the date of exercise, the optionee will not realize any ordinary income by reason of the exercise, and the employer will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. Provided the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, the optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of the optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares. The excess of the fair market value of the shares at the time the Incentive Stock Option is exercised over the exercise price is tax preference income taken into account in computing the alternative minimum tax applicable to individuals.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise, the optionee will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition or (b) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of disposition.

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Stock Options Other Than Incentive Stock Options. Stock Options which do not meet the requirements for Incentive Stock Options do not qualify for the special tax treatment accorded to Incentive Stock Options under the Code. Although an optionee does not recognize income at the time of the grant of the option, the optionee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the shares on the date of exercise of the option over the amount of cash paid for the shares. The excess of the fair market value of the shares on the date of exercise over the exercise price is not a tax preference item.

As a result of the optionee’s exercise of such an option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee’s gross income. If the optionee pays all or part of the option price of such an option by surrendering already-owned shares, certain additional tax rules apply.

Tandem SARs. Although the recipient of a Tandem SAR does not recognize income at the time it is granted, the recipient will recognize income when the Tandem SAR is exercised in an amount equal to the cash and the fair market value of any shares the recipient receives. The Company will be entitled to deduct as compensation an amount equal to the income recognized by the recipient.

However, so long as sale of the shares (if any) received would subject the recipient to suit under Section 16(b) of the Securities Exchange Act of 1934, the recipient does not recognize income and no tax deduction is allowed to the Company until the earlier of the expiration of six months from the date of exercise or the date on which the Section 16(b) restriction lapses. At such time, the recipient will recognize income equal to the fair market value of the stock and the Company will be entitled to a tax deduction of a like amount. The recipient may elect to recognize income upon receipt of the stock and not at the later time, in which case the tax consequences to the recipient and the Company are the same as if the recipient were not subject to the Section 16(b) restriction.

If a Tandem SAR is paid in shares, the recipient’s basis will be equal to the amount of ordinary income recognized by the recipient in respect of such shares, and the recipient’s holding period for capital gains purposes will commence on the day such income is recognized.

Other Awards. A participant will recognize ordinary income equal to the amount of cash and the fair market value of any shares received under any other awards under the Plan and the Company will be entitled to a deduction of the same amount, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. However, in the case of an award of shares subject to a substantial risk of forfeiture, the recipient does not recognize income and no tax deduction is allowed to the Company until the first time the shares received are transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier; at which time the recipient will recognize income equal to the fair market value of the stock and the Company will be entitled to a tax deduction of a like amount; but if permitted under the terms of the award, the recipient may elect to recognize income upon receipt of the shares and not at a later time, in which case the tax consequences to the recipient and the Company are the same as if the shares were transferable and not subject to a substantial risk of forfeiture.

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Other Equity Compensation Plan Information

The following table summarizes certain information regarding shares of Company common stock that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2017. It does not include any shares which may be issued under the proposed 2018 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
Equity compensation plans approved by security holders (2)	337,325	(3)	N/A	(4)	1,028,878	(5)(6)
Equity compensation plans not approved by security holders	46,427	(7)	N/A	(4)	42,023	(7)
Total	383,752		N/A	(4)	1,070,901

(1)	The number of shares is subject to adjustment for future changes in capitalization by stock splits, stock dividends and similar events.

(2)	Consists of the Company’s 2013 Incentive Compensation Plan (the “2013 Plan”).

(3)	Consists of 337,325 shares issuable in connection with the vesting and distribution of outstanding performance-accelerated restricted share units awarded under the 2013 Plan, including 1,500 shares subject to Awards granted since September 30, 2017.

(4)	The securities outstanding at September 30, 2017 have no exercise price.

(5)	Represents shares currently available for awards under the 2013 Plan. Upon shareholder approval of the 2018 Plan, the 2013 Plan will be terminated and these shares will no longer be available for awards under the 2013 Plan; 628,878 of these shares will be rolled into the 2018 Plan, consisting of (i) 528,878 shares which will become available for any Awards under the 2018 Plan, and (ii) 100,000 shares which will become available under the 2018 Plan only for Stock Options and other Awards which require payment by the participant in order to receive shares upon distribution; the remaining 400,000 shares will be de-authorized and will not be available for Awards under either plan. See “Description of the Plan” above. If any Awards are granted under the 2013 Plan after the date of this Proxy Statement, the number of shares to be rolled into the 2018 Plan will be correspondingly reduced.

(6)	Does not include shares that may be purchased on the open market pursuant to the Company’s Employee Stock Purchase Plan (ESPP). Under the ESPP, participants may elect to have up to 10% of their current salary or wages withheld and contributed to one or more independent trustees for the purchase of shares. At the discretion of an officer of the Company, the Company or a domestic subsidiary or division may contribute cash in an amount not to exceed 20% of the amounts contributed by participants; however, the total number of shares purchased with the Company’s matching contributions after October 15, 2003 may not exceed 200,000. As of September 30, 2017, 590,780 shares had been purchased with the Company’s matching funds of which 178,758 were purchased after October 15, 2003.

(7)	Represents shares issuable pursuant to the Company’s Compensation Plan for Non-Employee Directors (Director Compensation Plan), which provides for each director to be paid (in addition to other fees) an annual retainer fee payable partially in cash and partially in shares. Periodically, the Committee determines the amount of the retainer fee and the allocation of the fee between cash and shares. The maximum number of shares available for issuance under the Director Compensation Plan is 400,000 shares; as of September 30, 2017, 314,142 shares had been issued and a total of approximately 46,427 shares had been elected by three directors to be issued on a deferred basis. The stock portion of the retainer fee has been payable in quarterly installments, although this will change beginning in 2018 as described in “Director Compensation – Changes for 2018” on page 25. Directors may elect to defer receipt of all of their cash compensation and/or all of the stock portion of the retainer fee. The deferred amounts are credited to the director’s deferred compensation account in stock equivalents and are distributed at a future date or dates specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. Deferred cash compensation may be distributed in shares or cash, but any deferred stock compensation may be distributed only in shares.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 2018 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2018.

Although the appointment of KPMG LLP is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

Information about the fiscal 2017 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG LLP, and the fees paid to KPMG LLP by the Company, are set forth under “Audit-Related Matters” beginning on page 45. The Company’s audited financial statements are included in the 2017 Annual Report to Shareholders.

PROPOSAL 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of Say-on-Pay votes, we plan to continue to present a Say-on-Pay vote every year. At the 2017 Annual Meeting, over 97% of the shares voting on the Say-on-Pay proposal were voted in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Committee did not make any substantial changes to the structure of the program for fiscal 2018.

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The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program, which is described in detail in the Compensation Discussion and Analysis section below:

•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2017, the Committee determined that the performance criteria for the two cash incentive plans should be equally divided between the Incentive Compensation Plan, focused on earnings per share as the performance measure, and the Performance Compensation Plan, focused on the two operational/financial measures of cash flow and working capital, as defined under “Cash Incentive Plans” below.

•	The Company provides a significant part of executive compensation as long-term equity incentives in the form of performance-accelerated restricted shares, which are based on the Company’s stock performance and cannot be distributed earlier than 3½ years after the award.

•	In 2010, the Committee adopted a clawback policy for equity and incentive compensation and previously included recoupment, non-compete and clawback provisions in certain awards.

•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers.

•	The Company’s change of control severance plan utilizes a “double trigger” and its employment agreements provide for the protection of confidential information and post-termination consulting.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 26. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

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REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement other than Proposal 2), and to act on any other matters properly brought before the Meeting.

Pursuant to Article Eleven of the Company’s Charter, approval of Proposal 2 (to amend the Charter) will require the affirmative vote, in person or by proxy, of the holders of at least 85% of the shares outstanding on the Record Date, or 21,960,517 shares.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of any one or more nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent auditors is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors and the advisory votes relating to executive compensation are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the advisory votes on executive compensation. It is important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

* * * * *

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CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors currently consists of eight directors, divided into three classes as nearly equal in size as practicable, with one class elected each year. Information about each of the current directors is provided under “Proposal 1: Election of Directors” beginning on page 2.

Two of the directors, Victor L. Richey and Gary E. Muenster, are members of the Company’s management. The six non-management directors are Patrick M. Dewar, Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley and James M. Stolze. Mr. Dewar was elected to the Board in November 2017 for a term expiring in 2020, at which time Mr. Solley agreed to shorten his term by a year and stand for election in 2019 in order to more nearly equalize the number of directors in each class as required by the Company’s Bylaws. Donald J. Trauscht was also a non-management director during fiscal 2017 until his death in November 2016. There have been no other changes in the composition of the Board since the beginning of fiscal 2017.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his capacity as a director and shareholder, and therefore all of such directors are, and at all times during their service in fiscal 2017 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See also the discussion under “Related Person Transactions and Procedures,” below. In addition, Mr. Trauscht was affirmatively determined to be independent during his service on the Board prior to his death.

The Board of Directors held five meetings during fiscal 2017. All of the directors attended at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors attended the 2017 Annual Meeting, held in St. Petersburg, Florida.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, and a copy of any of these documents is also available in print to any shareholder who requests it.

In adopting the Corporate Governance Guidelines, the Board established the policy that the positions of Chief Executive Officer and Chairman of the Board of Directors are to be held by the same person. Based upon its most current review of that policy, the Board continues to believe that it has served the Company well. Mr. Richey has been and continues to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that the Chief Executive Officer, who has primary responsibility for managing the day-to-day operations of the Company, is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having one person serving as Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only two management directors, with a significant majority of directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors.

Further, the Board appointed Mr. Stolze as Lead Director in November 2016, succeeding Mr. Trauscht, who had served in that position prior to his death. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

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The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted a comprehensive, ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting, liquidity, credit and tax. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics and legal issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer, as discussed above. This structure enables one person, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive all of the information necessary to discharge their oversight role responsibly.

Succession Planning

The Human Resources and Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Board has adopted an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Related Person Transactions and Procedures

The Company has implemented a written policy to ensure that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, and to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

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Based on its review and processes, the Company has determined that all non-management directors are independent under the independence standards defined by the New York Stock Exchange, and that except for the matters described in the following paragraph there has been no transaction since the beginning of the Company’s last fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

One of the Company’s directors, Leon J. Olivier, is the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy, which through its operating subsidiaries is a customer of the Company’s subsidiary Doble Engineering Company (“Doble”). Accordingly, the Board of Directors has affirmatively considered whether this relationship might affect Mr. Olivier’s independence as a director of the Company. The Board determined that Doble sells products and leases equipment to Eversource Energy, services the equipment, and provides testing services to Eversource Energy, all in the ordinary course of their respective businesses; that the total amount of these transactions was less than $1,460,000 during fiscal 2016 and less than $3,629,000 during fiscal 2017 (which is less than 0.6% of the Company’s 2017 revenues and less than 0.05% of Eversource Energy’s revenues for 2016, its last completed fiscal year); that Mr. Olivier was not personally involved in these transactions; and that all transactions between Doble and Eversource Energy are intended to be and have been consistent with Doble’s normal commercial terms offered to its customers. Based on its review and consideration of these facts and Mr. Olivier’s oral and written representations, the Board determined that the relationship between the Company and Eversource Energy is not material, that the relationship will not affect Mr. Olivier’s independent judgment on matters affecting the Company, and that Mr. Olivier is independent under the standards of both the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

The Executive Committee met twice in fiscal 2017. During fiscal 2017, its members were Mr. Richey (Chairman), Mr. Trauscht until his death in November 2016, and thereafter Mr. Stolze.

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company's reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

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The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” beginning on page 45.

The members of the Audit and Finance Committee are Mr. Dewar (since November 2017), Mr. Khilnani, Mr. Phillippy and Mr. Stolze (Chairman). The Board of Directors has determined that each member of the Committee is independent, is financially literate, and has accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. Mr. Trauscht also served on the Committee during fiscal 2017 until his death in November 2016 and was affirmatively determined to satisfy these criteria during his term of service. In addition, the Board of Directors has determined that Mr. Stolze is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Committee met four times in fiscal 2017.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify individuals qualified to become Board members and recommend them for election to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. These attributes enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership to improve shareholder value.

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, third party search firms, shareholders and other third parties. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors. The Committee has the authority to engage third party search firms to identify candidates, and in 2017 it commenced an active search for a new director and engaged the executive search and consulting firm of Heidrick & Struggles to assist the Committee in identifying and evaluating potential directors. This search resulted in the November 2017 election of Mr. Dewar as a new independent director.

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The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2019 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2018 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o Alyson S. Barclay, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

The members of the Nominating and Corporate Governance Committee are Mr. Olivier, Mr. Phillippy and Mr. Solley (Chairman). Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. Mr. Trauscht also served on the Committee during fiscal 2017 until his death in November 2016 and was affirmatively determined to be independent during his term of service. The Committee met four times in fiscal 2017.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of senior officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 26.

The members of the Human Resources and Compensation Committee are Mr. Khilnani (member and Chairman since November 2016), Mr. Solley and Mr. Stolze. Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members. Mr. Trauscht also served on the Committee as its Chairman during fiscal 2017 until his death in November 2016 and was affirmatively determined to satisfy each of these standards during his term of service. The Committee met three times in fiscal 2017.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Compensation Committee Interlocks and Insider Participation

The members of the Human Resources and Compensation Committee during fiscal 2017 were Mr. Khilnani (since November 2016), Mr. Solley, Mr. Stolze, and Mr. Trauscht (until his death in November 2016). During fiscal 2017, none of these individuals (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2017 none of the executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company’s Board of Directors or its Human Resources and Compensation Committee.

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DIRECTOR COMPENSATION

The many responsibilities and the substantial time commitment of being a director of a public company require that the Company provide adequate incentives for the directors’ continued performance by paying compensation commensurate with the directors’ expertise and duties. Directors who are employees of the Company do not receive any compensation for service as directors. The non-management directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors based upon their respective levels of Board participation and responsibilities, including service on Board committees.

Cash compensation paid to non-management directors in 2017 consisted of: an annual cash retainer of $32,500; additional annual cash retainers for the Lead Director and the Chairmen of the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively; and annual fees for meetings of the Board of Directors, the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $6,500, $6,000, $6,000 and $6,000, respectively. The above-mentioned cash retainers and fees were for calendar year 2017 and were paid in January 2017. In addition, each non-management director received a retainer of 900 shares of Company common stock at the beginning of each calendar quarter. Beginning with calendar year 2018 the timing and amount of the compensation paid to the non-management directors will change, as described under “Changes for 2018” below.

The Compensation Plan for Non-Employee Directors permits directors to elect to defer receipt of all of their cash compensation and/or all of their quarterly stock retainer. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the first day of the calendar quarter in which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If the quarterly stock retainer is deferred, the number of common stock equivalents credited is equal to the number of shares deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2017, Mr. Olivier deferred receipt of his cash compensation and quarterly stock compensation, and Mr. Phillippy deferred receipt of his quarterly stock compensation, as described in the footnotes to the Table below. In addition, Mr. Stolze’s quarterly stock compensation from certain prior years continues to be deferred pursuant to a prior deferral election which he subsequently terminated.

Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to five times the annual cash retainer. All directors currently hold more than that amount except Mr. Dewar, who was elected in November 2017 and is expected to meet the guidelines within the five year period.

Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley and Mr. Stolze are each eligible to receive for life an annual benefit of $20,000 beginning after he ceases to serve as a director. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum; under this provision, Mr. Trauscht’s widow received a lump sum payment in January 2017 as set forth in the table below. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley and Mr. Stolze have each made this election.

The following table sets forth the compensation of the Company’s non-management directors for fiscal 2017. Mr. Richey and Mr. Muenster are executive officers and did not receive any additional compensation for their service as directors; their compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 26.

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Name (1)	Fees Earned or Paid in Cash		Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings (3)			All Other Compensation	Total
Vinod M. Khilnani	$ 56,000	(4)	$198,558	—	—	$	n/a		—	$254,558
Leon J. Olivier	45,000	(5)	198,558	—	—		n/a		—	243,558
Robert J. Phillippy	51,000	(6)	198,558	—	—		n/a		—	249,558
Larry W. Solley	56,000	(7)	198,558	—	—		—		—	254,558
James M. Stolze	83,000	(8)	198,558	—	—		—		—	281,558
Donald C. Trauscht	—		41,463	—	—		80,590	(9)	—	122,053

(1)	Patrick M. Dewar was elected to the Board in November 2017 and therefore did not receive any compensation for fiscal 2017, although as a result of his election he was awarded compensation for the remainder of calendar 2017 consisting of an initial quarterly award of 900 shares and a pro rata portion of the annual cash retainer amounting to $11,250. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Dewar elected to defer the receipt of this compensation and therefore received 900 common stock equivalents in lieu of the shares plus approximately 189 common stock equivalents in lieu of the cash, based on the closing price of $59.55 per share on the New York Stock Exchange on the issue date of November 17, 2017.

(2)	Dollar amounts represent the aggregate grant date fair values and are based on the market value of the stock on the date of each quarterly award of 900 shares under the Compensation Plan for Non-Employee Directors. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Olivier and Mr. Phillippy have elected to defer the receipt of their quarterly share awards and to receive common stock equivalents in lieu of shares. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2017 calculated in accordance with FASB ASC Topic 718. Further information about the quarterly awards is as follows:

Date of Award	Shares Each	Share Price
October 3, 2016	900	$46.07
January 3, 2017	900	57.35
April 3, 2017	900	57.10
July 3, 2017	900	60.10

(3)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2016 to September 30, 2017. The changes in pension value include the effect of changes in actuarial assumptions from the preceding year. For fiscal 2017 overall pension values decreased for Mr. Solley and Mr. Stolze in the aggregate amounts of $13,321 and $13,625 respectively, partly due to the effect of changes in actuarial assumptions which decreased their pension values by $4,581 and $5,079 respectively. Pursuant to SEC regulations, the amounts in the table do not include these decreases. The actuarial assumptions used in fiscal 2017 are described in footnote (1) to the Pension Benefits table on page 39.

(4)	Represents cash retainer of $32,500, Board meeting fees of $6,500, committee meeting fees of $12,000, and committee chairman fee of $5,000.

(5)	Represents cash retainer of $32,500, Board meeting fees of $6,500, and committee meeting fees of $6,000. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Olivier elected to defer receipt of these fees and therefore received in lieu of cash approximately 794 common stock equivalents having the same value (based on the NYSE closing price on December 30, 2016 of $56.65).

(6)	Represents cash retainer of $32,500, Board meeting fees of $6,500, and committee meeting fees of $12,000.

(7)	Represents cash retainer of $32,500, Board meeting fees of $6,500, committee meeting fees of $12,000, and committee chairman fee of $5,000.

(8)	Represents cash retainer of $32,500, Board meeting fees of $6,500, committee meeting fees of $12,000, committee chairman fee of $7,000, and lead director cash retainer of $25,000.

(9)	As a result of Mr. Trauscht’s death, his widow was paid 50% of the accumulated value of his pension in a lump sum in January 2017.

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Changes for 2018. During 2017, consistent with its policy that, absent special circumstances, all directors are expected to attend all meetings of the Board and the committees of which they are members, the Board determined to eliminate the payment of per-meeting fees for attendance at Board and Committee meetings. Accordingly, beginning with calendar year 2018 the annual cash fees for meetings of the Board and its committees will be discontinued, and the annual cash retainer for each non-management director will be increased from $32,500 to $50,000 for all Board and Committee member services during the year. The current additional annual cash retainers for the Lead Director and the Committee Chairmen will remain the same.

At the same time, the Board also decided to replace the quarterly awards of a specified number of shares with an annual award of stock having a specified value at the time of issuance. Accordingly, beginning in January 2018 the non-management directors’ current quarterly stock award of 900 shares will be replaced by an annual stock award, to be distributed promptly after the beginning of the calendar year, of a number of shares equal to $180,000 divided by the NYSE closing price of the common stock on the distribution date, rounded to the nearest whole share.

* * * * *

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EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Vinod M. Khilnani, Chairman
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer (the “CEO”) and other senior officers and key executives of the Company. This Compensation Discussion and Analysis discusses the compensation of the CEO and the other executive officers identified in the Summary Compensation Table on page 36, whom we refer to herein as the “executive officers” or the “named executive officers.”

Compensation Objective

The Committee’s objective is to develop and maintain compensation packages most likely to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term incentive (“LTI”) program and stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership. Further, under the Performance-Accelerated Restricted Share (“PARS”) awards, one of the principal elements of the LTI program, shares may not become vested until at least 3½ years after the initial award, which contributes to the goal of executive retention. As these awards are tied to stock price, this also serves as an incentive to drive strong Company performance. Because the compensation program has historically produced the results desired by the Committee, and based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2016 performance, the Committee determined that no changes to its compensation program were warranted for fiscal 2017.

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Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive opportunity based on key performance measures;
•	Long-term equity incentive compensation which incorporates Company stock performance and retention factors;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual base salary and cash incentive plan target review. For example, for fiscal 2017, as a result of the Company’s fiscal 2016 targets having been met or exceeded, the executive officers received increases in their cash incentive plan targets for fiscal 2017. Additionally, the Company’s LTI awards utilize share price for acceleration, thereby closely aligning the executive officers with the shareholders on share price performance. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. In July 2016, for its fiscal 2017 compensation review, the Committee engaged Pay Governance LLC as the Compensation Consultant to conduct a compensation survey. For fiscal 2017 the Committee agreed to a philosophy of using a broad set of survey data, the Willis Towers Watson 2016 Top Management Compensation Survey Report – U.S. (CSR General Industry) (hereafter, the “Market Survey”), which reflects the manufacturing industry, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company is among the over 400 participating companies which contributed management compensation data for the Market Survey. A list of all of the participating companies included in the Market Survey is attached as Appendix B to this Proxy Statement.

The Committee also agreed to the continued utilization of a peer group in conjunction with the Market Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, thereby allowing the Committee to closely monitor specific companies. Additionally, peer group proxy data provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment.

The September 2016 compensation survey utilized the peer group described below. This peer group was based on the current SIC codes assigned to the Company’s subsidiaries and represents companies in the following industries within which the Company participates:

•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

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Companies in the above industries were then filtered for revenue size in order to determine the Company’s peer group. For the fiscal 2017 compensation review, several of the companies were removed from the survey as a result of having been taken private or having fallen below the target revenue size, and others were added to include some of the companies described as peers in the Company’s 2015 Annual Report to Shareholders. The following is a list of the companies comprising the Company’s fiscal 2017 peer group for compensation purposes:

Aegion Corporation	CIRCOR International, Inc. *	Lydall Inc.
AEP Industries Inc.*	CLARCOR Inc.	MKS Instruments, Inc. *
Aeroflex Holding Corp. *	Comtech Telecommunications *	MTS Systems Corporation
Ameresco, Inc. *	CTS Corporation	Myers Industries Inc. *
Analogic Corporation	EnerNOC, Inc.	Powell Industries, Inc. *
Barnes Group Inc. *	FARO Technologies, Inc.	Viavi Solutions Inc.
Franklin Electric Co., Inc. *

 * Peer group proxy data not available for the General Counsel position.

For each of the Company’s executive officer positions, each principal element of compensation (base salary, cash incentive and LTI), as well as total cash compensation (base salary and cash incentive), and target total direct compensation (target cash compensation and LTI) were reviewed and compared against the annual median market rates from the Market Survey and for the peer group companies. For fiscal 2017, the Committee utilized the market medians from the Market Survey and the peer group companies in determining the competitiveness of the market rates. Relative Company performance is also periodically compared to the then-current peer group to test the overall reasonableness of pay for performance.

In July 2017, the Committee assessed Pay Governance’s independence in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The compliance letter will be kept on file and the consultant’s independence status will be reviewed at least annually.

Principal Elements of Compensation

The principal elements of compensation (base salary, cash incentive and LTI) for the executive officers are shown in the Summary Compensation Table on page 36.

The Committee considers the Market Survey data and the peer group rates described above as a frame of reference in making its determinations; however, they are not the only factors used in determining appropriate salaries for the executive officers, as the complexity and composition of the Company (consisting of four primary business lines) does not lend itself to comparisons with a readily ascertainable peer group. While matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore uses the Market Survey data and the peer group rates as a guideline when determining the appropriate compensation program for the executive officers, while retaining the flexibility to utilize its judgment and other factors including Company and individual performance. The Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2016 performance, the Committee determined that no changes to its compensation program were warranted for fiscal 2017.

Annual Base Salaries. Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives to operate the business. The Company emphasizes performance-based compensation for the executive officers. Historically, the executive officers’ salaries have been targeted to the median of the market rates, as adjusted for the relative value of the jobs within the Company compared to those in the comparison surveys. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid more than the market median rates for their positions, while less experienced executive officers may be paid salaries less than the market median rates.

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Fiscal 2017 base salaries for the executive officers were set by the Committee at the beginning of fiscal 2017. The salaries were based on the Committee’s review of current salary levels and target total cash compensation (base salary and cash incentive) compared to the median Market Survey and peer group rates. The Committee also took into account, for Mr. Richey, fiscal 2016 individual and Company performance, and for the other executive officers, a subjective evaluation of the executives’ fiscal 2016 performance with input from Mr. Richey.

In determining the executive officers’ base salaries for fiscal 2017, the Committee noted several positive fiscal 2016 performance factors, including the completion of three acquisitions, sequential growth in both the top and bottom lines during each quarter of fiscal 2016, exceeding the fiscal 2016 cash flow target, and successfully executing restructuring plans at two subsidiaries under budget and ahead of schedule. Based on the factors considered, the Committee determined that while the Company’s performance was strong, a fiscal 2017 base salary increase was not warranted given the executive officers’ competitive salaries. Base salaries for fiscal 2017 were slightly above the market rates for Mr. Richey, above the market rates for Mr. Muenster, and at the market rates for Ms. Barclay.

Base salaries for the executive officers for fiscal 2016 and fiscal 2017 were as follows:

Base Salaries

Officer	FY 2016 Base Salary	Percent Increase from FY 2015	FY 2017 Base Salary	Percent Increase from FY 2016
Victor L. Richey (CEO)	$824,500	None	$824,500	None
Gary E. Muenster (Executive VP & CFO)	$550,000	None	$550,000	None
Alyson S. Barclay (Senior VP & General Counsel)	$326,000	None	$326,000	None

Cash Incentive Plans. The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes performance targets for the executive officers, using financial and operational goals linking compensation to overall Company performance. Based on the Company’s strong performance in fiscal 2016, the Committee increased the cash incentive targets for the executive officers for fiscal 2017 as compared to fiscal 2016.

The cash incentive targets for fiscal 2016 and fiscal 2017 were as follows:

Target Cash Incentive Compensation

Officer	FY 2016 Target Cash Incentive	Percent Increase from FY 2015	FY 2017 Target Cash Incentive	Percent Increase from FY 2016
Victor L. Richey (CEO)	$605,000	10.0%	$733,500	21.2%
Gary E. Muenster (Executive VP & CFO)	$368,300	10.6%	$413,000	12.1%
Alyson S. Barclay (Senior VP & General Counsel)	$179,400	12.1%	$202,000	12.6%

For the executive officers, the Company operates two short-term cash incentive plans: (i) the Incentive Compensation Plan for Executive Officers (“ICP”); and (ii) the Performance Compensation Plan (“PCP”). These at-risk plans closely link the executive officers’ pay to the Company’s financial results and provide for compensation variability through reduced payments in times when performance is below targets and higher compensation in times when performance exceeds targets. The ICP is a Section 162(m) shareholder-approved plan with a fixed target and a range, subject to the Committee’s discretion to decrease, but not to increase, the actual cash incentive payouts. The PCP also has a fixed target and a range, but allows the Committee discretion to either increase or decrease the actual cash incentive payouts.

For fiscal 2017, as it had for fiscal 2016, the Committee divided the target cash incentives equally between the two plans for the executive officers, to provide a balance between the ongoing shareholder value proposition (measured by earnings per share) and the Company’s goal to annually evaluate and focus senior managers on other strategic measures such as cash flow and working capital. The target percentage of total cash compensation represented by the ICP and PCP was based on the level of the position, with targets for fiscal 2017 as follows:

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Cash Incentive Targets – Fiscal 2017 – ICP and PCP
Base Salary			Cash Incentive Target		ICP Target		PCP Target
Officer	($)	As % of Total Cash Comp.	($)	As % of Total Cash Comp.	($)	As % of Total Cash Comp.	($)	As % of Total Cash Comp.
Victor L. Richey (CEO)	$824,500	53%	$733,500	47%	$366,750	23.5%	$366,750	23.5%
Gary E. Muenster (Executive VP & CFO)	$550,000	57%	$413,000	43%	$206,500	21.5%	$206,500	21.5%
Alyson S. Barclay (Senior VP & General Counsel)	$326,000	62%	$202,000	38%	$101,000	19%	$101,000	19%

Fiscal 2017 target total cash compensation (base salary plus target cash incentive) was at the median market rates for Mr. Richey and Ms. Barclay, and above the median market rates for Mr. Muenster.

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO has a higher percentage as compared to the General Counsel. Typically near the beginning of each fiscal year, the Committee sets performance targets and their weights, and approves the minimum and maximum multipliers which will be applied to the targets to determine payments under both plans. After reviewing the Company’s business plans for the fiscal year, the Committee determines the key short-term business metrics on which the Company’s senior management should focus in order to drive results; and the Committee then approves the performance targets. Because of the broad responsibilities of the executive officers, their targets are tied to Company-wide measures.

In determining the fiscal 2017 combined ICP and PCP incentive target for the CEO, the Committee considered the actual total cash compensation of the CEO compared to the market rates and the target cash incentive percentage for this position.

During the first quarter of fiscal 2017, the Committee agreed to allocate 50% of the executive officers’ cash incentive opportunity to the ICP, measured against the earnings per share target defined below, and allocate the other 50% of their cash incentive opportunity to the PCP, measured against (i) the achievement of the cash flow target defined below (weighted at 25% of the total incentive opportunity) and (ii) the achievement of the working capital target defined below (weighted at 25% of the total incentive opportunity). The Committee also approved the corresponding evaluation matrices and targets on the basis of subsidiary projections with senior management review. The Committee also considered the uncertainty of the economy at the time the targets were established.

The Committee approved the following evaluation matrix for the fiscal 2017 ICP plan; the multiplier to be applied is the one below the dollar value which is closest to the actual results for that measure, subject to the Committee’s discretion to decrease the payouts as described above. The maximum of the range was nearly a 10% improvement over the target, which was deemed to be significantly challenging in the current economic environment. The higher multiplier above the target reflects the difficulty in achieving such increased earnings per share.

ICP – Earnings Per Share

							Target
Earnings Per Share:	$1.97	$2.01	$2.05	$2.09	$2.13	$2.17	$2.21	$2.25	$2.29	$2.33	$2.37	$2.41
Multiplier:	0.00	0.20	0.36	0.52	0.68	0.84	1.00	1.20	1.40	1.60	1.80	2.00

For the PCP, the Committee approved two criteria for fiscal 2017. One was cash flow (weighted at 50% of the total PCP incentive target). Cash flow was defined as cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases. This measure is a non-GAAP financial measure. The second criterion was working capital (weighted at 50% of the total PCP incentive target). Working capital was defined as subsidiary accounts receivable, net, plus inventory, minus trade accounts payable; these balances exclude intercompany amounts.

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The Committee approved the following targets and evaluation matrices for the two criteria under the fiscal 2017 PCP plan; for each component, the multiplier applied is the one below the dollar value or percentage which is closest to the actual results for that measure, subject to the Committee’s discretion as described above. The higher multipliers above the respective targets reflect the difficulty in achieving such higher results.

PCP – Cash Flow and Working Capital (dollars in millions)

						Target
Cash Flow:	$31.3	$31.8	$32.3	$32.8	$33.3	$33.8	$34.3	$34.8	$35.3	$35.8	$36.3
Multiplier:	0.20	0.36	0.52	0.68	0.84	1.00	1.20	1.40	1.60	1.80	2.00

						Target
Working Capital:	$198.8	$195.3	$191.8	$188.3	$184.8	$181.3	$177.8	$174.3	$170.8	$167.3	$163.8
Multiplier:	0.20	0.45	0.66	0.83	0.93	1.00	1.10	1.25	1.45	1.70	2.00

Actual earnings per share for fiscal 2017 was $2.07, which resulted in a multiplier of 0.52 being applied to the portion of the cash incentive associated with the ICP. Actual cash flow for fiscal 2017 was $37.0 million, which resulted in a multiplier of 2.0 being applied to the portion of the PCP cash incentive associated with the cash flow target. Actual working capital for fiscal 2017 was $193.4 million, which resulted in a multiplier of 0.66 being applied to the portion of the PCP cash incentive associated with the working capital target.

The Summary Compensation Table on page 36 reflects the actual payouts under the ICP and PCP for fiscal 2017.

Long-Term Incentive Compensation. The Committee generally grants LTI awards to the executive officers at the first Board meeting of the fiscal year.

In line with the Company’s pay for performance philosophy, the Committee has determined the total amount of LTI to grant to each executive officer based on its review of the value of such LTI awards for similar executive level positions, taking into consideration the median Market Survey and peer group rates subjectively adjusted based on the Committee’s assessment of the relative value and performance of each individual or, in the case of the CEO, the Company’s fiscal 2016 financial performance, the relative shareholder return and the market rate value of similar incentive awards to CEOs. The historic target LTI has generally been 100% of total annual target cash compensation for Mr. Richey, approximately 75% of total annual cash compensation for Mr. Muenster, and approximately 66% of total annual cash compensation for Ms. Barclay. For fiscal 2017, the Committee established the LTI targets based on its assessment of the Market Survey and peer group data; the awards were at the historic target percentage of total cash compensation and at the Market Survey and peer group medians for Mr. Richey, above the historic target percentage and above the Market Survey and peer group medians for Mr. Muenster, and above the historic target percentage and Market Survey median but below the peer group median for Ms. Barclay (see “Compensation Consultant and Benchmarking” on page 27).

In recent years the Committee has granted LTI solely in the form of performance-accelerated restricted share units (“PARS”). Based principally on sensitivity to shareholder concerns with the dilution resulting from stock option grants, the Committee has ceased granting stock options, and no executive officer has any stock options currently outstanding. PARS awards have a term of five years, and the award (net of withholding taxes) will be distributed in shares at the end of the term. However, if certain Company performance criteria stated in the notice of award, such as achievement of a target stock price, are met during the third or fourth fiscal years of the term (the “annual performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the annual performance period in which the criteria are first met; and if acceleration occurs during the fifth year of the award the award will become distributable at the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the award even if the performance criteria are met, except in cases of death, disability or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS.

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By way of example, the performance criteria established by the Committee for acceleration of all of the PARS awards granted to date have been the achievement of specified target prices for Company common stock. Achievement of the target price is determined based on the average price over a thirty-trading-day measurement period during a performance year. For the PARS granted effective in October 2016 for fiscal 2017, the annual performance periods are the fiscal years ending September 30, 2019 and 2020, and the stock price targets are $54.20 for acceleration of 50% of the PARS awards and $57.95 for the acceleration of the remaining 50%, which is approximately 15% over the then-current share price of $50.40. This increase in the stock price targets was viewed as meaningful and challenging. Acceleration will not occur unless the stock price achieves these targets during an annual performance period (fiscal 2019 or 2020).

The Committee believes that the Company’s performance will reflect the contributions of management within the award timeframe of five years or less. The value of PARS fluctuates directly with changes in the price of the Company’s stock, which ties executives’ interests directly to those of the shareholders. In addition, the recipient must be continuously employed by the Company from the date of the award until the underlying shares are distributed. For executive officers, PARS awards also contain a two-year non-compete period after the expiration of the earning period of the awards, which provides additional Shareholder protection.

Equity Grant Procedures. The Company does not coordinate PARS grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, are generally awarded on the date of the regularly scheduled fall meeting of the Human Resources and Compensation Committee when other compensation decisions are made. The equity grants for fiscal 2017 were approved at the scheduled Committee meeting on November 11, 2016, effective on that date. Throughout each year, equity awards are made to new hires, promoted employees or in other special circumstances, generally on the first trading day of the month after hire or the date of the next Committee meeting. The Committee has delegated to the CEO and the Executive Committee the authority to grant a limited number of stock options and PARS awards, respectively, to key employees other than executive officers, subject to certain restrictions, including an exercise price not less than the NYSE closing price on the grant date; however, no such awards are currently outstanding other than a small number of restricted stock awards which vest after a stated employment period, issued as retention incentives to key employees of acquired businesses.

Total Compensation. The Committee increased the executive officers’ fiscal 2017 target total compensation over the fiscal 2016 levels by approximately 9.0% for Mr. Richey, 7.8% for Mr. Muenster, and 8.2% for Ms. Barclay. The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and equity awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Changes for Fiscal 2018. As a result of the Company’s strong performance in fiscal 2017, the Compensation Committee increased the executive officers’ fiscal 2018 total cash compensation targets by approximately 3.5% over fiscal 2017. The Committee allocated Mr. Richey’s and Mr. Muenster’s 3.5% overall increases entirely to their cash incentive compensation targets, resulting in increases in their cash incentive compensation targets of 7.4% and 8.2%, respectively, but no increases in their base salaries. The Committee allocated Ms. Barclay’s 3.5% increase proportionately to both her base salary and her cash incentive compensation target.

For the fiscal 2018 cash incentive program, the ICP was discontinued and all of the target cash incentive was allocated to the PCP. The metrics for the program were modified from fiscal 2017, keeping earnings per share and cash flow as the two metrics and weighting them at 70% and 30%, respectively, of total target cash incentive compensation.

The fiscal 2018 LTI awards were deferred until later in the fiscal year in order to provide the Committee with the opportunity to evaluate the Company’s financial performance and determine if awards are warranted.

Other Compensation Elements

Perquisites. The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2017 to be reasonable.

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Retirement Benefits. Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. The executive officers are also eligible for a frozen benefit under the Company’s defined benefit pension plan, and Mr. Richey and Ms. Barclay are eligible for a frozen benefit under its supplemental executive retirement plan (the “SERP”); the accrual of benefits under these two plans ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan. Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

For purposes of the Severance Plan, “Change of Control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control, or if the Company terminates his or her employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey and Ms. Barclay, the amount of their accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see “Potential Payments Upon Termination or Change in Control” beginning on page 41.

In addition, pursuant to the executive officers’ severance agreements as well as their LTI award agreements, in the event of a change of control, stock option vesting (if any) is accelerated to the date of the change of control and the aggregate value of outstanding PARS is paid in cash within 30 days after the change of control.

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Employment Agreements. The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements provide for a payment equivalent to two years of compensation under a predetermined separation provision, thereby providing for a more amicable separation in circumstances where a business change is warranted. No payment is made under the employment agreements in the event of a change of control (which is covered by the Severance Plan) or termination for cause. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s PCP and ICP bonus plans, and eligibility for participation in the Company’s LTI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For the two year period after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis following termination. For specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation, based on certain stated assumptions, see “Employment Agreements” beginning on page 40, and “Potential Payments Upon Termination or Change in Control” beginning on page 41.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation. Federal income tax law prohibits publicly held companies, such as the Company, from deducting certain compensation paid to an executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders, such compensation is not included in the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and its shareholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee’s development and execution of effective compensation plans. For example, to enable certain bonuses and long-term compensation to be deductible, the Committee makes these awards under incentive plans approved by shareholders as much as possible. The Committee is limited in its ability to make discretionary cash incentive payments under the ICP; however, there are no such limitations under the PCP. Awards under the ICP are generally intended to qualify for favorable tax treatment under Code Section 162(m), in which case they are subject to the attainment of certain specified performance measures and other restrictions. Beginning with awards for fiscal 2018, awards under the PCP may also be designated as intended to qualify under Section 162(m), in the Committee’s discretion; in that case they would also be subject to the same performance measures and other restrictions. Gains on stock option exercises may be deductible if granted under a Shareholder approved plan since they are tied to the performance of the Company’s stock price. Salaries and other compensation not tied to Company performance are not deductible to the extent they exceed the $1 million limit.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for the executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers. These guidelines equate to nine times base salary for the CEO, and approximately five times base salary for the other executive officers. Unexercised stock options and unvested PARS are not included in determining the ownership amounts. Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. They are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. All executive officers were in compliance with the ownership guidelines at the end of fiscal 2017.

Anti-Hedging Policy

The Company’s Insider Trading Policy strictly prohibits the Company’s directors, officers and other employees from engaging in transactions in Company securities involving puts, calls or other derivative securities, on an exchange or in any other organized market, or from selling Securities of the Company “short.” This Policy is intended to ensure that the executive officers, as well as other Company personnel, cannot hedge against declines in the price of the Company stock they own, whether they acquired the stock as compensation or otherwise.

Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

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In 2010 the Company adopted a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or

•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or

•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, exercised, earned or distributed to or by an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and stock option agreements for certain participants. Where not previously included, the above provisions will be added to all new risk-based compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting in February 2017, the shareholders strongly supported the current compensation program, with over 97% of the shares voting on the Say-on-Pay proposal voting to approve the executives’ compensation.

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SUMMARY COMPENSATION TABLE

The following table contains information concerning compensation for fiscal 2017 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2017 (the “executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Victor L. Richey	2017	$824,500	$0	$1,557,965	$678,488	$0	$82,828	$3,143,781
Chairman, Chief	2016	824,500	0	1,429,500	883,300	129,472	79,888	3,346,660
Executive Officer & President	2015	824,500	0	1,374,505	506,000	45,393	97,297	2,847,695

Gary E. Muenster	2017	$550,000	$0	$770,011	$382,025	$0	$55,630	$1,757,666
Executive Vice	2016	550,000	0	688,724	537,718	68,441	54,477	1,899,360
President & Chief Financial Officer	2015	550,000	0	662,020	306,360	21,273	53,156	1,592,809

Alyson S. Barclay	2017	$326,000	$0	$380,016	$186,850	$0	$68,673	$961,539
Senior Vice	2016	326,000	0	333,548	261,924	89,622	63,387	1,074,481
President, Secretary & General Counsel	2015	326,000	0	321,020	147,200	30,728	62,767	887,715

(1)	Although discretionary cash awards are permitted under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section, none were made during the years indicated.

(2)	Represents the aggregate grant date fair values for performance-accelerated restricted share awards based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution.

(3)	Reflects the performance-based cash awards earned for the fiscal year indicated under the ICP and PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section.

(4)	Represents the changes in actuarial present value of the executive officers’ accumulated benefits under the Company’s defined benefit pension plan and supplemental executive retirement plan during each fiscal year. These changes in pension value include the effects of changes in actuarial assumptions from year to year. For fiscal 2017 overall pension values decreased for Mr. Richey, Mr. Muenster and Ms. Barclay in the aggregate amounts of $17,255, $11,332 and $14,689 respectively, partly due to the effect of changes in actuarial assumptions which decreased their pension values by $40,929, 22,679 and 29,729 respectively. Pursuant to SEC regulations, the amounts in the table do not include these decreases. For additional information, including the actuarial assumptions used in fiscal 2017, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(Footnotes continued on following page)

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(5)	Comprised of the amounts provided in the table below:

Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey	2017	$50,254	$18,470	$10,800	$3,304	$82,828
Chairman, Chief Executive	2016	48,673	17,190	10,600	3,425	79,888
Officer & President	2015	54,409	28,994	10,600	3,294	97,297

Gary E. Muenster	2017	$34,700	$15,430	$0	$5,500	$55,630
Executive Vice President &	2016	32,922	15,831	0	5,724	54,477
Chief Financial Officer	2015	32,770	14,892	0	5,494	53,156

Alyson S. Barclay	2017	$39,615	$12,579	$10,600	$5,879	$68,673
Senior Vice President,	2016	37,318	12,484	11,102	2,483	63,387
Secretary & General Counsel	2015	37,132	12,421	10,809	2,405	62,767

(a)	Comprised of car allowance, financial planning, additional life insurance, and Company cost related to the personal use of clubs.

(b)	Represents tax gross-up for taxable club fees and financial planning.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2017 for the executive officers regarding awards under the Company’s cash incentive plans (ICP and PCP) and PARS awards under its long-term incentive plan. See “Principal Elements of Compensation – Cash Incentive Plans” and “– Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

Named	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of	All Other Options Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Executive Officer	(2)	Threshold	Target	Maximum	Stock (3)	Options	Awards	Awards (4)
Victor L. Richey	11/11/2016	$73,350	$733,500	$1,467,000	30,912	–	–	$1,557,965
Gary E. Muenster	11/11/2016	41,300	413,000	826,000	15,278	–	–	770,011
Alyson S. Barclay	11/11/2016	20,200	202,000	404,000	7,540	–	–	380,016

(1)	Represent threshold, target and maximum cash incentive opportunities for fiscal 2017 under the Company’s annual Incentive Compensation Plan for Executive Officers (ICP) and Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section.

(2)	Date of approval of the cash incentive opportunities for fiscal 2017; actual payouts were based on fiscal 2017 results and were not determined until after the end of fiscal 2017. See footnote (3) to the Summary Compensation Table.

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(3)	Represent performance-accelerated restricted shares (“PARS”) that will vest if the executive officer continues in the employment of the Company through the employment service period ending on September 30, 2021. However, 50% and 100% of these PARS may be accelerated and vested earlier if stock price targets of $54.20 and $57.95, respectively, are met between October 1, 2018 and September 30, 2020; in that event, the accelerated portion will vest on March 31 following the end of the fiscal year in which the target is achieved, provided that the executive officer continues in the employ of the Company through the vesting date, and will be paid out on the following business day. However, none of these PARS may vest earlier than March 31, 2020. Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer awards provide for acceleration in the event of a change in control of the Company. Dividends are not earned or paid prior to the distribution of the shares. For more information, see “Principal Elements of Compensation – Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	Based on the fair market value of the underlying Common Stock of $50.40 on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2017 for the executive officers regarding outstanding awards of unvested performance-accelerated restricted share units (“PARS”). No executive officer had any stock option awards outstanding, either exercisable or unexercisable, as of the end of fiscal 2017.

		Stock Awards (1)
Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Victor L. Richey	10/1/2014	40,038	(3)	$2,400,278
	11/11/2015	39,986	(4)	2,397,161
	11/11/2016	30,912	(5)	1,853,174

Gary E. Muenster	10/1/2014	19,284	(3)	$1,156,076
	11/11/2015	19,265	(4)	1,154,937
	11/11/2016	15,278	(5)	915,916

Alyson S. Barclay	10/1/2014	9,351	(3)	$560,592
	11/11/2015	9,330	(4)	559,334
	11/11/2016	7,540	(5)	452,023

(1)	Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer PARS awards provide for acceleration of vesting in the event of a change in control of the Company. Dividends are not paid on PARS award shares until the underlying shares are distributed to the recipient.

(2)	Based on the closing price of the Company’s common stock of $59.95 on September 29, 2017, the last trading day of the Company’s 2017 fiscal year.

(3)	With respect to the PARS awards granted October 1, 2014, the specified stock price targets of $36.90 and $39.50 were achieved on October 1, 2016; accordingly, these awards have accelerated and will vest on March 31, 2018 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	With respect to the PARS awards granted November 11, 2015, the specified stock price targets of $38.45 and $41.10 were achieved on October 1, 2017; accordingly, these awards have accelerated and will vest on March 31, 2019 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

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(5)	PARS awards granted November 11, 2016 will vest on September 30, 2021 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $54.20 and $57.95, respectively, are achieved between October 1, 2018 and September 30, 2020; in that event the accelerated percentage of the awards will vest on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding performance-accelerated restricted share (PARS) awards which vested during fiscal 2017. No stock options were exercised by the executive officers during fiscal 2017, and none were outstanding as of September 30, 2017.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Victor L. Richey	73,629	$4,277,845
Gary E. Muenster	35,493	2,062,143
Alyson S Barclay	17,190	998,739

(1)	Shares of Common Stock underlying the PARS awards granted in October 2012 and October 2013, which vested on March 31, 2017. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed on April 3, 2017.

(2)	Fair market value of the shares of Common Stock underlying the PARS awards which vested on March 31, 2017, based on the closing price on that date of $58.10, the value used by the Company for tax and accounting purposes.

PENSION BENEFITS

Pension Plan and SERP. At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a defined benefit pension plan (the “Pension Plan”) in which the Company’s executive officers as well as other covered employees participated. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Pension Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Pension Plan, the participant is credited with service equal to the participant’s service credit under the Emerson Retirement Plan, but the participant’s benefit accrued under the Pension Plan will be offset by the benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Because benefits under the Pension Plan may be reduced under certain maximum provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will make supplemental payments to certain retired executives, including the present executive officers other than Mr. Muenster. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan. Effective December 31, 2003, both the Pension Plan and the SERP were frozen with no increase in benefits accruing to participants.

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These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

The following table sets forth the present value of the accumulated benefits for the executive officers under each plan as of September 30, 2017, based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (1)		Payments During Last Fiscal Year
Victor L. Richey	Pension Plan	18	$503,647		$0
	SERP	18	207,515	(2)	0

Gary E. Muenster	Pension Plan	13	$337,803		$0
	SERP	n/a	n/a		n/a

Alyson S. Barclay	Pension Plan	16	$424,362		$0
	SERP	16	23,692	(2)	0

(1)	The number of years of credited service and the accumulated benefit was frozen as of December 31, 2003. The present value has been calculated assuming that the executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions as described in Note 11 to the Company’s Consolidated Financial Statements included in the 2017 Annual Report to Shareholders. Specifically, the discount rate assumption is 3.65% and the post-retirement mortality assumption is based on the RP-2014 mortality table projected back to 2007 with Scale MP-2014, and generational improvements based on Scale BB-2D grading down to 0.75% in 2024.

(2)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control.

Defined Contribution Plan. The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2015, 2016 and 2017 are listed on page 37 in footnote (5) to the Summary Compensation Table, under the heading “Defined Contribution Savings Plan Company Contributions.”

The Company has no defined contribution or other plan that provides for the deferral of executive compensation on a basis that is not tax-qualified.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Richey and Muenster and Ms. Barclay effective on or about November 1, 1999 and subsequently amended from time to time.

The employment agreements provide for a base salary, which is subject to annual review by the Human Resources and Compensation Committee but may not be decreased, and an annual cash incentive opportunity in accordance with the Performance Compensation Plan and the Incentive Compensation Plan. These executives are entitled to participate in any stock option, restricted stock or performance share awards and other compensation as the Company’s Human Resources and Compensation Committee shall determine, as well as all employee benefit programs of the Company applicable to senior executives, and the Company will provide certain perquisites, including financial planning, an automobile allowance and club membership.

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The agreements currently provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company. If the executive’s employment is terminated by the Company other than for Cause, or if the executive terminates his or her employment following certain actions by the Company defined in the agreements as “Good Reason,” the executive will be entitled to receive certain compensation and benefits. “Good Reason” includes the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate. In the case of such a termination, the executive will receive for two years: (i) the executive’s base salary and cash incentive (calculated to be no less than the annual percentage of base salary under the cash incentive plans for the last fiscal year prior to termination) paid, at the executive’s election, in either a lump sum on the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the calendar year following the calendar year of termination, or in equal biweekly installments up until the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the year following termination, at which time any balance will be paid in a lump sum, (ii) immediate vesting of outstanding stock options and immediate vesting and payout of any PARS awards whose payout dates have been accelerated, and (iii) continuation of certain employee benefits and perquisites. If the executive’s employment is terminated in connection with a Change of Control (as defined in the agreements), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan. See “Potential Payments Upon Termination or Change in Control,” below.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan. The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements – Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under “Incentive Plan Awards” below) of the last LTI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

If the executive officer’s employment is terminated by the Company during this three-year employment period other than for death, disability or “Cause” as defined in the Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of: (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

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The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Incentive Plan Awards. The terms of the Company’s outstanding PARS awards provide that upon a change of control (defined in the awards substantially the same as in the Severance Plan), regardless of whether the officer’s employment terminates, any undistributed portion of the award will be distributed in cash, based on the average trading price of the underlying shares for the last ten trading days prior to the change of control, within 30 days after the change of control occurs.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable. In addition, the executive officer’s vested stock options (if any; no stock options are currently outstanding) would remain exercisable for three months in the case of death and for one year in the case of disability.

With respect to outstanding PARS awards, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if the executive officer’s employment were to be terminated by the Company prior to a Change of Control other than for cause, death or disability or by the executive officer for Good Reason, the Company would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her accelerated but unvested PARS awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the applicable Incentive Compensation Plan. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options (if any; no stock options are currently outstanding) for three months after such termination.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options (if any; no stock options are currently outstanding) for three months after such termination.

Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2017, the end of the Company’s last fiscal year. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

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Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 206,125	(1)	$ 1,649,000	(2)	$0	$0
Cash incentive	733,500	(3)	0	0		1,210,000	(4)	0	0
Severance payment	3,116,000	(5)	0	0		0		0	0
Total Cash Compensation	$3,849,500		$0	$206,125		$2,859,000		$0	$0

Long-Term Incentive Awards:
Performance accelerated restricted stock:	6,645,817	(6)	0	0		2,400,278	(7)	0	0
Total Awards	$6,645,817		$0	$0		$2,400,278		$0	$0

Total Direct Compensation	$10,495,317		$0	$206,125		$5,259,278		$0	$0

Benefits: (8)
Broad-based benefits	$78,505		$0	$0		$6,362		$0	$0
Pension benefits	13,142	(9)	0	0		0		0	0
Other executive benefits/perquisites	115,089		0	0		123,026		0	0
Total Benefits	$206,736		$0	$0		$129,388		$0	$0

Total Incremental Compensation	$10,702,053		$0	$206,125		$5,388,666		$0	$0

Gary E. Muenster:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 137,500	(1)	$ 1,100,000	(2)	$0	$0
Cash incentive	413,000	(3)	0	0		736,000	(4)	0	0
Severance payment	1,926,000	(5)	0	0		0		0	0
Total Cash Compensation	$2,339,000		$0	$137,500		$1,836,600		$0	$0

Long-Term Incentive Awards:
Performance accelerated restricted stock:	3,226,929	(6)	0	0		1,156,076	(7)	0	0
Total Awards	$3,226,929		$0	$0		$1,156,076		$0	$0

Total Direct Compensation	$5,565,929		$0	$137,500		$2,992,676		0	$0

Benefits: (8)
Broad-based benefits	$37,902		$0	$0		$2,532		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	83,851		0	0		92,486		0	0
Total Benefits	$121,753		$0	$0		$95,018		$0	$0

Total Incremental Compensation	$5,687,682		$0	$137,500		$3,087,694		$0	$0

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Alyson S. Barclay:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 81,500	(1)	$ 652,000	(2)	$0	$0
Cash incentive	202,000	(3)	0	0		358,800	(4)	0	0
Severance payment	1,056,000	(5)	0	0		0		0	0
Total Cash Compensation	$1,258,000		$0	$81,500		$1,010,800		$0	$0

Long-Term Incentive Awards:
Performance accelerated restricted stock:	1,571,949	(6)	0	0		560,592	(7)	0	0
Total Awards	$1,571,949		$0	$0		$560,592		$0	$0

Total Direct Compensation	$2,829,949		$0	$81,500		$1,571,392		$0	$0

Benefits: (8)
Broad-based benefits	$63,262		$0	$0		$6,362		$0	$0
Pension benefits	0	(9)	0	0		0		0	0
Other executive benefits/perquisites	93,330		0	0		102,364		0	0
Total Benefits	$156,592		$0	$0		$108,726		$0	$0

Total Incremental Compensation	$2,986,541		$0	$81,500		$1,680,118		$0	$0

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.

(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2017 multiplied by two.

(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2017 which would have otherwise been paid except for the termination.

(4)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the officer’s fiscal 2016 cash incentive target percentage, multiplied by two times the officer’s fiscal 2017 base salary.

(5)	As calculated under the terms of the Severance Plan.

(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the $59.95 closing price of the Company’s common stock on September 29, 2017, the last trading day of the Company’s 2017 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control – Incentive Plan Awards” on page 42.

(7)	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement.

(8)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, club dues and tax gross-up on club fees. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

(9)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown for each executive represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments the executive would be entitled to receive under a normal retirement at age 65. For Ms. Barclay, the lump sum value would be less than the discounted present value of the payments upon retirement; therefore this amount is shown as zero.

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OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has paid the following fees to KPMG LLP, its independent registered public accounting firm, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2017	2016
Audit Fees (1)	$1,695,000	$1,449,000
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	0
All Other Fees	0	0
Total	$1,695,000	$1,449,000

(1)	Audit Fees primarily represent amounts paid for the audit of the annual financial statements included in the Company’s SEC Form 10-K, reviews of the quarterly financial statements included in the Company’s SEC Forms 10-Q, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.

(2)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.

(3)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Committee also discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the PCAOB (which replaced PCAOB Auditing Standard No. 61).

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Further, the Committee discussed with the Company’s internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2018.

The Audit and Finance Committee

James M. Stolze, Chairman
Patrick M. Dewar
Vinod M. Khilnani
Robert J. Phillippy

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of the date of this Proxy Statement. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Alyson S. Barclay	80,637	(2)	(3)
Patrick M. Dewar	1,089	(4)	(3)
Vinod M. Khilnani	12,600		(3)
Gary E. Muenster	172,101	(2)	(3)
Leon J. Olivier	17,779	(4)	(3)
Robert J. Phillippy	13,665	(4)	(3)
Victor L. Richey	295,385	(2)	1.1%
Larry W. Solley	26,050		(3)
James M. Stolze	57,748	(4)	(3)
All directors and executive officers as a group (9 persons)	677,054	(4)	2.6%

(1)	Based on 25,835,902 shares outstanding as of December 4, 2017, the record date for the Meeting.

(2)	Does not include 26,221, 53,827 and 110,936 unvested PARS award units held by Ms. Barclay, Mr. Muenster and Mr. Richey, respectively.

(3)	Less than 1.0%.

(4)	Includes approximately 1,089, 16,879, 12,765 and 18,648 stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Mr. Olivier, Mr. Phillippy and Mr. Stolze, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” beginning on page 23. Stock equivalents have been rounded to the nearest whole share.

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Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
T. Rowe Price Associates, Inc. P.O. Box 89000, Baltimore, MD 21289	3,392,547	(2)	13.1%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	3,137,323	(3)	12.1%
Vanguard Group, Inc. P.O. Box 2600, V26, Valley Forge, PA 19482	2,297,379	(4)	8.9%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,795,983	(5)	7.0%
Wellington Management Group LLP 280 Congress Street, Boston, MA 02210	1,575,080	(6)	6.1%

(1)	Based on 25,835,902 shares outstanding as of December 4, 2017, the record date for the Meeting.

(2)	Based on information contained in a Form 13F filed with the SEC on November 14, 2017 by T. Rowe Price Associates, Inc. (“TRP”), which reported that as of September 30, 2017 it had sole dispositive power over these shares and sole voting power over 705,677 of these shares. TRP has also stated that these securities are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares and has expressly disclaimed beneficial ownership of any of the reported shares; however, for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(3)	Based on information contained in a Form 13F filed with the SEC on November 14, 2017 by BlackRock, Inc., which reported that as of September 30, 2017 it had sole dispositive power over these shares and sole voting power over 3,083,023 of these shares. BlackRock, Inc. has also stated that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion; however, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(4)	Based on information contained in a Form 13F filed with the SEC on November 14, 2017 by The Vanguard Group, Inc., which reported that as of September 30, 2017 it had sole dispositive power over 2,266,226 shares, shared dispositive power over 31,153 shares, sole voting power over 28,253 shares, and shared voting power over 4,800 shares.

(5)	Based on information contained in a Form 13F filed with the SEC on November 13, 2017 by Dimensional Fund Advisors, LP, which reported that as of September 30, 2017 it had shared dispositive power over these shares and sole voting power over 1,722,549 of these shares.

(6)	Based on information contained in a Form 13F filed with the SEC on November 13, 2017 by Wellington Management Group LLP, which reported that as of September 30, 2017 it had shared dispositive power over these shares and shared voting power over 1,250,899 of these shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the SEC initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2017, all Section 16(a) reports applicable to its officers, directors and greater than ten percent beneficial owners were timely filed.

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 21.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2019 Annual Meeting must be received by the Company by August 16, 2018 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

* * * * *

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APPENDIX A

Set forth below is the text of the Company’s proposed Omnibus Incentive Plan, as proposed for approval by Proposal 3 – Approval of 2018 Omnibus Incentive Plan, described beginning on page 7:

ESCO TECHNOLOGIES INC.

2018 OMNIBUS INCENTIVE PLAN

1.       Purpose of the Plan.

This ESCO Technologies Inc. 2018 Omnibus Incentive Plan (the “Plan”) has been adopted by ESCO Technologies Inc., a Missouri corporation (the “Company”), to:

(a)       attract and retain executive, managerial and other employees;

(b)       motivate participants, by means of appropriate incentives, to achieve long-range goals;

(c)       provide incentive compensation opportunities that are competitive with those of other similar businesses; and

(d)       in the case of stock-based awards, further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2.       Types of Incentive Compensation Awards Available Under the Plan.

The following types of incentive compensation awards (“Awards”) may be granted under the Plan:

(a)       Stock-Based Awards. Awards granted on the basis of shares of Common Stock (defined in Section 3) or the value thereof (“Stock-Based Awards”), whether paid in cash or distributed in Common Stock, as follows:

(i)       Stock options as described in Section 6 (“Stock Options”);

(ii)       Stock appreciation rights as described in Section 7 (“Tandem SARs”);

(iii)       Performance-accelerated restricted share awards as described in Section 8 (“PARS Awards”);

(iv)       Other restricted share awards as described in Section 9 (“Other Restricted Share Awards”); and

(v)       Other Stock-Based Awards as described in Section 10 (“Other Stock-Based Awards”).

(b)       Cash-Based Awards. Awards other than Stock-Based Awards, which are valued and paid in cash (“Cash-Based Awards”), as follows:

(i)       Long term cash incentive awards as described in Section 12 (“Long Term Cash Incentive Awards”); and

(ii)       Other cash incentive awards as described in Section 13 (“Other Cash Incentive Awards”).

3.       Stock Available Under the Plan.

(a)       Number of Shares Available. The following shares of common stock of the Company, par value $0.01 per share (“Common Stock”) are hereby reserved and made available for issuance pursuant to Stock-Based Awards under the Plan:

(i)       350,000 shares of Common Stock; plus

(ii)       528,878* shares of Common Stock which were authorized under the ESCO Technologies Inc. 2013 Incentive Compensation Plan (the “2013 Plan”) but not awarded prior to termination of the 2013 Plan and which were available under the 2013 Plan for “Performance Accelerated Restricted Stock Awards” (as defined in the 2013 Plan), “Restricted Stock Awards” (as defined in the 2013 Plan) or any other awards authorized under the 2013 Plan wherein actual shares of Common Stock could have been distributed without requiring any payment to the Company by the participant; plus:

 * Less any shares awarded under the 2013 Plan after December 14, 2017.

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(iii)       One hundred thousand (100,000) shares of Common Stock which were authorized under the 2013 Plan but not awarded prior to termination of the 2013 Plan and which were to be used under the 2013 Plan only for “Stock Options” as defined in the 2013 Plan or any other awards authorized under the 2013 Plan which would have required the recipient of the award to make a payment to the Company in order to receive actual shares of Common Stock; provided that these 100,000 shares may only be used under the Plan for Stock Options or other Stock-Based Awards which require the recipient of the Award to make a payment to the Company in order to receive actual shares of Common Stock.

(b)       Adjustments in Numbers of Shares. The number of shares of Common Stock allocated to the Plan shall be appropriately adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of Common Stock.

(c)       No Reload. Shares which have once been the subject of any Stock-Based Award but which are not actually issued or delivered to the participant, by reason of expiration or cancellation of the Award, termination of the participant's employment, failure to meet performance goals or other terms of such Award, tender of the shares in payment for a Stock Option, delivery or withholding of the shares in satisfaction of any tax withholding obligation, or any other reason whatsoever, shall not be returned to the Plan and shall not again become available for Stock-Based Awards under the Plan.

4.       Administration.

(a)       Committee. The Plan shall be administered by the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall at all times consist solely of two or more outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor to such Rule, and the requirements of the New York Stock Exchange or other applicable exchange.

(b)       Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and for each Award the potential number or value of shares of Common Stock (in the case of Stock-Based Awards) or the potential cash incentive (in the case of Cash-Based Awards) subject to the Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Awards (which need not be identical for all recipients) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 4 shall be conclusive.

(c)       Limited Authority to Delegate. The Committee may delegate to the Chief Executive Officer the authority to grant Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or covered employees (as defined in section 162(m) of the Internal Revenue Code). The Committee may delegate to the Executive Committee of the Board the authority to grant Stock-Based Awards other than Stock Options of up to 10,000 shares of Common Stock per person (and 50,000 per year in the aggregate) to selected employees who are not either reporting persons under Section 16 of the Exchange Act or covered employees (as defined in section 162(m) of the Internal Revenue Code).

(d)       Award Notice. Every Award granted under the Plan shall be memorialized by a written grant agreement or notice of award (“Award Notice”) setting forth in writing all of the terms and conditions of the Award, including without limitation the number or value of shares of Common Stock, or the cash, as the case may be, which the holder shall be entitled to receive upon satisfaction of the vesting, service, performance or other criteria specified in the Award, which Award Notice shall be delivered to the participant receiving the Award promptly as practicable after the Award is approved by the Committee or its delegate.

(e)       Effective Dates of Awards; No Retroactive Grants. Awards may be granted with an effective date which is on or after, but not before, the date the material terms of the grant are approved by the Committee or other authorized person, and which, in the case of Stock-Based Awards, is a trading day on the New York Stock Exchange. Notwithstanding the foregoing, the performance and/or service criteria for an Award (if any) may be determined with respect to a period (such as a fiscal year) which begins prior to the effective date of the Award, provided that the effective date of the Award must be prior to the time it can be determined whether the criteria will be satisfied, or in the case of a 162(m) Award as defined in subsection 14(g), such earlier date as may be required under such subsection.

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(f)       Sub-Plans and Performance Programs.

(i)       For clarity and convenience in granting, administering and referring to Awards which have similar provisions or which are made to similarly-situated recipients, the Committee may authorize sub-plans (hereafter, “Sub-Plans”) under the Plan. Each Sub-Plan shall be subject to all of the terms, conditions and restrictions in the Plan, and all Sub-Plans in the aggregate shall not exceed the limitations, including without limitation those on the aggregate number of authorized shares, set forth in the Plan.

(ii)       The Committee may establish from time to time one or more performance programs under the Plan or any Sub-Plan, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement. The specified performance criteria, performance goals and/or service contingencies need not be the same for all participants and may be established for the Company as a whole or separately for its various groups, divisions and subsidiaries, all as the Committee may determine in its discretion. Performance criteria may, but except in the case of 162(m) Awards need not, be limited to those specified in subsection 14(g).

5.       Eligibility.

(a)       Incentive Stock Options (defined in subsection 6(a)) may be granted only to full-time or part-time employees of the Company or its Qualifying Corporate Subsidiaries as defined in clause 5(d)(iii).

(b)       Tandem SARS and Stock Options other than Incentive Stock Options may be granted only to full-time or part-time employees of the Company or its Subsidiaries.

(c)       PARS Awards, Other Restricted Share Awards, Other Stock-Based Awards and Cash-Based Awards may be granted only to full time employees (or such other employees as the Company may determine) of the Company or its Subsidiaries who are determined by the Committee in its discretion to be management personnel important to the future success of the Company; such management personnel may, but need not be, officers of the Company or of its Subsidiaries or divisions.

(d)       For purposes of the eligibility and service requirements set forth in the Plan:

(i)       The term “employees” does not include temporary employees, contract employees, or directors who are not regular employees of the Company or its Subsidiaries;

(ii)       “Subsidiary” means any domestic or foreign corporation, limited liability company, partnership or other entity in which the Company controls, directly or indirectly, 50% or more of the voting power or equity interests; for clarity, the term includes a Qualifying Corporate Subsidiary;

(iii)       “Qualifying Corporate Subsidiary” means any domestic or foreign corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option in question, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; or such other meaning as may be hereafter ascribed to it in Section 424 of the Code; and

(iv)       the term “corporation” has the meaning ascribed to it in Internal Revenue Regulations Section 1.421-1(i)(1).

6.       Stock Options.

(a)       Types of Stock Options. In the discretion of the Committee (or the Chief Executive Officer with respect to Stock Options granted under subsection 4(c)), Stock Options may or may not be intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”). Neither the Company nor the Chief Executive Officer nor the Committee shall have any liability to the optionee or any other person on account of the failure of a Stock Option to qualify as an Incentive Stock Option.

(b)       Limitation on Incentive Stock Options. The maximum aggregate fair market value (determined at the time an Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

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(c)       Individual Limit on Number of Stock Options and Tandem SARs. The aggregate number of shares of Common Stock with respect to which Stock Options and Tandem SARs may be granted to any individual during any calendar year may not exceed one hundred fifty thousand shares (150,000).

(d)       Minimum Exercise Prices. The exercise price of Common Stock purchased under each Stock Option shall not be less than 100% of the fair market value of the Common Stock on the effective date of the Stock Option. Such fair market value per share shall generally be the closing price per share of the Common Stock on the New York Stock Exchange on the effective date; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate and in compliance with, or in conformity with the requirements of, any laws and regulations applicable to the Company and the Stock Option.

(e)       Payment of Exercise Price. The exercise price for Common Stock subject to a Stock Option is to be paid in full upon the exercise of the Stock Option, either:

(i)       In cash; or

(ii)       By the tender to the Company (either actually or by attestation) of shares of Common Stock owned by the optionee for at least six (6) months having a fair market value equal to the cash exercise price of the Stock Option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or the Company as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations applicable to the Company and the Stock Options; or

(iii)       Except as may be limited or prohibited by the Committee or the Company, by effecting a “cashless exercise” of the Stock Option by means of a “same day sale” in which the option shares are sold through a broker selected by the optionee and a portion of the proceeds equal to the exercise price plus any taxes due is paid to the Company; or

(iv)       By any combination of the foregoing payment methods; or

(v)       By such other method or methods as may be determined by the Committee or the Company.

Provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (A) the tendered shares have been held by the optionee for at least one year and (B) the Incentive Stock Option through which such tendered shares were received was granted at least two years prior to the tender.

(f)       Use of Exercise Proceeds. The proceeds from the exercise of a Stock Option shall be added to the general funds of the Company or to treasury shares, as the case may be, and used for such corporate purposes as the Company shall determine.

(g)       Term of Stock Options. The term of a Stock Option shall be five (5) years from its effective date, or such shorter period as the Committee may determine. Subject to the other provisions of this Section 6, a Stock Option will be exercisable at such time or times within the stated term, and subject to such restrictions and conditions, as the Committee shall, in each circumstance, approve, which need not be uniform for all optionees.

(h)       Employment Requirement. No Stock Option may be exercised unless the optionee is an employee of the Company or a Subsidiary at the time of exercise and has been so employed continuously since the granting of the Stock Option, except that:

(i)       If the employment of an optionee terminates with the consent and approval of the Company, the Committee or its designee, may, in its absolute discretion, permit the optionee to exercise a Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination of employment) (A) within ninety (90) days after such termination, or (B) for Stock Options other than Incentive Stock Options, within one (1) year after termination of the optionee’s employment on account of retirement on or after age 55, but in no event after the expiration of its term as specified in the Award Notice.

(ii)       An optionee whose employment terminates on account of disability may exercise such Stock Option (to the extent the optionee was entitled to exercise it at the date of such termination) within one (1) year of such termination of employment, but in no event after the expiration of its term as specified in the Award Notice. For this purpose “disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code, which, as of the date hereof, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An optionee shall be considered disabled only if the optionee furnishes such proof of disability as the Committee may require.

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(iii)       In the event of the death of an optionee, the optionee’s Stock Option may be exercised (to the extent the optionee was entitled to exercise it at the date of death) by the optionee’s personal representative, by the person succeeding to ownership of the Stock Option under the optionee’s last will, or by such other person legally entitled to do so, at any time within a period of one (1) year after the optionee’s death, but in no event after the expiration of its term as specified in the Award Notice.

(iv)       The Committee may delegate its authority to extend a Stock Option beyond termination of employment hereunder to such employee or employees as it deems appropriate, so long as the optionees whose options have been extended by such employee or employees are not either reporting persons under Section 16 of the Exchange Act or covered employees (as defined in section 162(m) of the Code).

(v)       Stock Option Award Notices may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

A Stock Option shall not be affected by any change in the optionee’s employment so long as the optionee continues to be an employee of the Company or a Subsidiary thereof.

(i)       Non-Transferability of Stock Options. Each Stock Option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee. Notwithstanding the foregoing, the Committee may permit a Stock Option which is not an Incentive Stock Option to be transferred to a trust for the benefit of the optionee’s immediate family member(s) or a partnership, limited liability company, or similar entity in which the optionee’s immediate family member(s) comprise the majority partners or equity holders. For purposes of this provision, an optionee’s immediate family shall mean the optionee’s spouse, children and grandchildren.

(j)       Successive Stock Option Grants. Successive Stock Option grants may be made to any optionee under the Plan.

(k)       Vesting. Subject to the other provisions and limitations of the Plan, the Committee may, in its sole discretion, determine the time when, or criteria upon which, options may vest including, but not limited to stock price, continued service or performance measures. The vesting criteria, which need not be uniform for all optionees, shall be specified in the Award Notice.

7.       Tandem SARs.

(a)       Grant. At the time of grant of a Stock Option, the Committee, in its discretion, may grant to the optionee, in tandem with the Stock Option (the “Linked Option”), a Tandem SAR for all or any part of the number of shares covered by the Linked Option. The Tandem SAR Award Notice shall specify the Linked Option in respect of which the Tandem SAR is granted. A Tandem SAR shall specify a time period for its exercise, which may not extend beyond, but may be less than, the time period during which the Linked Option may be exercised.

(b)       Exercise. At any time when a Tandem SAR and its Linked Option are both exercisable, the optionee may, in lieu of exercising the Linked Option, elect to exercise the Tandem SAR, by delivering to the Company a written notice stating that the optionee elects to exercise the Tandem SAR as to the number of shares specified in the notice and stating what portion, if any, of the Tandem SAR Exercise Amount the holder requests to have paid in cash and what portion, if any, the holder requests to have paid in Common Stock. For purposes of this section, “Tandem SAR Exercise Amount” means the excess of the closing price per share of the Common Stock on the New York Stock Exchange on the date of exercise over the exercise price per share under the Linked Option, multiplied by the number of shares as to which the Tandem SAR is exercised. The Committee promptly shall cause to be paid to such holder the Tandem SAR Exercise Amount either in cash, in Common Stock, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the optionee or otherwise, in the sole discretion of the Committee.

(c)       Effect of Exercise. Any exercise of the Linked Option by the optionee shall reduce the Tandem SAR by the same number of shares as to which the Linked Option is exercised; and any exercise of the Tandem SAR shall reduce the Linked Option by the same number of shares as to which the Tandem SAR is exercised. The failure of the optionee to fully exercise it within the time period specified shall not reduce the optionee’s remaining exercise rights under the Linked Option.

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(d)       Other Provisions of Plan Applicable. All provisions of the Plan applicable to Stock Options granted hereunder shall apply with equal effect to Tandem SARs.

8.       PARS Awards.

(a)       Definition; Performance Objectives. A PARS Award is a right to receive shares of Common Stock (which may include stock with certain restrictions attached) at a future time specified in the Award Notice (the “PARS Award Term”) if specified performance goals and/or service contingencies established from time to time by the Committee and set forth in the PARS Award are achieved.

(b)       Grants of PARS Awards. Eligible employees may be granted PARS Awards under any one or more of the performance programs. The number of shares per PARS Award and the PARS Award frequency shall be determined at the discretion of the Committee. In determining the participants in any performance program, the Committee shall take into account such factors as the participant's level of responsibility, job performance, level and types of compensation, and such other factors as the Committee deems relevant. The Committee may require the participant to retain shares received from the payout of a PARS Award until ownership guidelines are achieved. The Committee may also require the participant to certify ownership of such shares from time to time in its discretion and to secure approval of any sales or other disposition of Common Stock during the performance period.

(c)       Determination of Achievement of Objectives. The Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program, so long as the number of shares subject to the PARS Award is not reduced and the PARS Award Term is not extended, and the Committee may determine reasonably whether any performance goal of any program has been met. The Committee may, but is not obligated to, authorize a distribution of all or a portion of the PARS Award based upon its discretionary evaluation of the Company's financial performance during the period of the PARS Award even if the performance goals are not fully met.

(d)       Employment Requirement. Except as otherwise herein provided or determined by the Committee, a participant, in order to be entitled to receive any distribution in respect of the PARS Award, must be continuously in the employ of the Company or a Subsidiary from the effective date of the PARS Award until the expiration of the relevant performance and/or service period, except for leaves of absence which may be approved by the Company, and except that:

(i)       Exception for Retirement. For a participant whose employment terminates on account of retirement with the approval of the Committee:

(A)       Any PARS Award granted to the participant within 12 months prior to the participant’s retirement date shall be forfeited and no distribution shall be made;

(B)       With respect to any other outstanding PARS Award, that portion, if any, of the Award for which the distribution date has been accelerated in full or in part due to satisfaction of the applicable performance goal(s) prior to the participant’s retirement date shall vest and be distributed in full;

(C)       All other outstanding PARS Awards (including any non-distributed portion of an Award distributed in part under the preceding clause (B)) shall vest and be distributed pro rata based on the number of months elapsed during the PARS Award Term as of the retirement date compared to the total number of months in the PARS Award Term; and

(D)       Any distribution to which the retired participant shall be entitled under this section 8(d) shall be made as soon as administratively feasible but not later than 2½ months after the participant’s retirement date.

(ii)       Discretionary Exception for Death or Disability. The Committee, in its absolute discretion, may make such full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death or disability (as defined in section 6(h)(ii)) prior to the time the participant is entitled to receive distribution in respect of the PARS Award. If termination is on account of death, the Committee may make any distribution it authorizes to the participant's surviving spouse, heirs or estate, as the Committee may determine.

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9.       Other Restricted Share Awards.

Subject to the terms of the Plan, the Committee may also grant eligible employees Other Restricted Share Awards, which may include grants of Common Stock subject to specified restrictions or conditions (including without limitation forfeiture of the shares in certain events), or grants of rights to receive shares of Common Stock in the future upon the satisfaction of specified conditions. Such Other Restricted Share Awards shall include an employment requirement not less restrictive than that specified in section 8(d) and if to NEOs, shall comply with Section 11, and shall otherwise be subject to all of the limitations and restrictions provided in the Plan. Such Other Restricted Share Awards may also specify, without limitation, restrictions on transfer of such Other Restricted Share Award and/or the underlying Common Stock, and whether the participant may make elections with respect to the taxation of such Other Restricted Share Award either with or without the consent of the Committee.

10.       Other Stock-Based Awards.

The Committee may from time to time grant Other Stock-Based Awards pursuant to which shares may be acquired in the future, such as Other Stock-Based Awards denominated in Common Stock, stock units, securities convertible into Common Stock or phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Notice, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct that shares of Common Stock issued pursuant to Other Stock-Based Awards shall be subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

11.       Special Provisions for Stock-Based Awards to Named Executive Officers.

Every Stock-Based Award granted to a person who is a “named executive officer” of the Company as defined in Item 402(a)(3) of Securities and Exchange Commission Regulation S-K (an “NEO”) shall provide that, in addition to any other applicable restrictions on transfer, the NEO may not dispose of any portion of the beneficial interest in Common Stock received (net of any withheld shares) on account of such Award: (i) within 12 months after the Common Stock is delivered to the NEO, or such earlier time as the person ceases to be an NEO; or (ii) if after such disposition the NEO would fail to satisfy the NEO’s minimum ownership requirement for Company Common Stock established by the Company.

12.       Long Term Cash Incentive Awards.

Long Term Cash Incentive Awards provide for the payment of cash if certain performance goals are met over a specified performance period. The Committee may also permit Long-Term Cash Incentive Awards to be distributed in shares of Common Stock, which may be issued subject to restrictions to be determined by the Committee in each specific case. Each performance goal and performance period shall be set forth in the relevant Long Term Cash Incentive Award agreement, which need not be uniform for all awardees.

13.       Other Cash Incentive Awards.

The Committee may from time to time grant Other Cash Incentive Awards, upon such terms, conditions and restrictions as the Committee shall determine in its sole discretion and specify in a corresponding Award Notice.

14.       Additional Provisions.

(a)       No Rights as Shareholder until Stock Issued. The recipient of a Stock-Based Award shall have no voting rights, dividend rights, or other rights of a shareholder with respect to the shares of Common Stock subject to the Award until such shares are actually issued to the recipient.

(b)       No Adjustment of Award Shares for Dividends or Rights. No adjustment shall be made in the number of shares of Common Stock subject to a Stock-Based Award on account of dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of such Award except as provided in Section 15, and no dividends or dividend equivalents shall be paid or accrued on any such shares unless the shares have actually been issued to the participant pursuant to the Award prior to the record date for payment of the dividend or rights.

(c)       No Right to Continuation of Employment. No participant in the Plan shall have any right because of being a participant in the Plan or receiving an Award to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the participant's present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any participant from employment or to change the assignments of any participant are expressly reserved to the Company.

(d)       Tax Withholding. At the time any Award is paid out to the recipient, the Company shall withhold (or direct the appropriate Subsidiary to withhold) from such payout an amount necessary to satisfy the tax withholding requirements in respect of such payout under the tax laws applicable to the payout; and if permitted by applicable law, the Company may withhold (or direct the appropriate Subsidiary to withhold) additional amounts at such rate as it may determine in its discretion to be advisable up to the highest individual marginal Federal income tax and applicable state income tax rate then in effect. In the case of Awards payable in shares of Common Stock, the Company shall effect such withholding, unless otherwise required by applicable law, by deducting from the distribution shares of Common Stock having a fair value equal to the amount to be withheld.

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(e)       Common Stock. The Company may, in its discretion, fund Stock-Based Awards using either treasury shares or authorized but unissued shares. The Board and the Company’s officers are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and to be listed on the New York Stock Exchange and any other stock exchanges on which Common Stock may at such time be listed; provided that in the Company’s discretion, shares of Common Stock delivered to participants hereunder in satisfaction of a Stock-Based Award may be issued as restricted stock under the Securities Act, or otherwise subject to specified restrictions on resale.

(f)       Minimum Vesting Periods. The minimum vesting period for any Award shall be 1 year; except that Awards which amount in the aggregate to no more than 5% of the total number of shares available under the Plan, and which are made to participants who are not NEOs, may have a shorter vesting period.

(g)       162(m) Awards. If an Award is granted to a person who is, or who is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” as defined in section 162(m) of the Code (a “Covered Employee”) then the Committee may qualify such Award as “performance-based compensation” pursuant to section 162(m) of the Code (a “162(m) Award”). The Committee has complete discretion concerning whether a particular Award should be qualified as a 162(m) Award. Each 162(m) Award shall be subject to the following additional provisions::

(i)       Performance Criteria for 162(m) Awards. The performance criteria for any 162(m) Award shall consist of objective tests based on one or more of the following: earnings per share; adjusted earnings per share; sales; earnings; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; plant and equipment performance; safety performance; environmental performance; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; adjusted EBITDA; NOPAT margin; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on invested capital; return on gross assets; return on tangible assets; cash flow return on investment; cash value added; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation with or without divisions; total shareholder return; economic value added; economic profit; sales growth percentage; EPS growth percentage; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof; may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period; and may be measured annually or over a longer period of time. Satisfaction of Common Stock ownership guidelines may also be a prerequisite to payment.

(ii)       Establishment of Performance Goals. The performance goals for each 162(m) Award and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed.

(iii)       Limited Discretion to Adjust Payment. If the applicable performance goals under a 162(m) Award are achieved for a given performance period, the Committee nevertheless has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.

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(iv)       Limitation on Certain Awards. Except for Stock Options and Tandem SARS, in any fiscal year of the Company no Covered Employee may receive aggregate distributions of more than $2,500,000 from Awards which are also 162(m) Awards.

(h)       Maximum Distributions. In no event shall the total distributions of Common Stock under the Plan exceed the number of shares reserved under Section 3 (as such number may be adjusted as provided in Section 15).

(i)       Compliance with Code Section 409A. It is intended that no Award granted under the Plan shall be subject to any interest or additional tax under Section 409A of the Code, and the terms of the Plan should be construed accordingly. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of the Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A. Notwithstanding the preceding, a participant shall be responsible for any and all tax liabilities, including liability under 409A (but excluding the employer’s share of employment taxes) with respect to Awards made to the participant; and neither the Committee nor the Company shall have any liability to a participant for reimbursement or otherwise on account of any such tax liabilities which may be imposed on the participant.

(j)       Amendments to Awards. The Committee reserves the right to amend the terms of any outstanding Award, provided that:

(i)       No amendment may reduce the rights of the recipient of the Award without the consent of such recipient; and

(ii)       Except for adjustments described in Section 15, shareholder approval shall be required to (A) reduce the exercise price of outstanding Stock Options or Tandem SARs or (B) cancel outstanding Stock Options or Tandem SARs in exchange for cash or other Awards having an exercise price that is less than the exercise price of the original Stock Options or Tandem SARs.

(k)       Limitation on Acceleration Upon Change of Control. No Award may permit acceleration of vesting or payment by reason of a Change of Control of the Company prior to the date on which the Change of Control is consummated, except where the participant’s employment is terminated within 90 days prior to a Change of Control at the direction of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control, and acceleration in such event is expressly provided for in a written severance agreement with the participant the terms of which have been approved by the Committee. For purposes of this section 14(k), “Change of Control” means any of the following events:

(i)       The individuals who constitute the Board on the effective date of the Award (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the effective date of the Award whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Securities and Exchange Commission Rule 14a-11) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(ii)       Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) directly or indirectly acquires or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) more than either (x) 50% of the then outstanding shares of Common Stock (“Outstanding Common Stock”) or (y) 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Voting Securities”), provided that no acquisition or beneficial ownership by the Company or a Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary shall be considered in determining if either of such thresholds has been met; or

(iii)       The sale or other disposition of all or substantially all of the assets of the Company (in a single transaction or a series of transactions, provided that in the latter case the date of consummation of the Change of Control shall be the date on which the first sale or disposition in such series occurs): or

(iv)       The commencement of a shareholder-approved liquidation or dissolution of the Company; or

(v)       The consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless immediately after the Business Combination:

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(A)       All or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of both the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries); and

(B)       No individual, entity or group (excluding any employee benefit plan or related trust of the entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of either the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors (or other governing body) of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 50% of the Outstanding Common Stock or Outstanding Voting Securities prior to the Business Combination; and

(C)       At least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or at the time of the initial Board action, approving such Business Combination.

Notwithstanding the foregoing, “Change of Control” shall not include a transaction commonly known as a Reverse Morris Trust transaction.

15.       Adjustments to Stock-Based Awards Upon Changes in Capitalization or Corporate Acquisitions.

(a)       Notwithstanding any other provisions of the Plan, Stock Option and Tandem SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding Stock Option or Tandem SAR and the Stock Option prices and Tandem SAR exercise amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like; and in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares and respective exercise prices as to which Stock Options and Tandem SARs which have been granted or may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

(b)       In the event the Company or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant a Stock Option or Tandem SAR to employees or former employees of such corporation in substitution of a Stock Option or Tandem SAR previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

(c)       In the event of stock dividends, stock splits or reverse stock splits affecting the number of outstanding shares of Common Stock during the term of the Plan, appropriate adjustments shall be made to outstanding Awards, including but not limited to per-share-based objectives and the number of shares awarded, if and as may be required in the Committee’s discretion to fairly reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of the Awards.

(d)       In the event of a special, non-recurring distribution with respect to Common Stock, the Committee may (i) adjust the number of shares subject to each outstanding Stock Option and Tandem SAR, and the exercise price per share in such manner as it deems just and equitable to reflect such distribution, and (ii) pay such special bonus or take such other action with respect to PARS Awards, Other Restricted Share Awards and Other Stock-Based Awards as it deems just and equitable to reflect such distribution.

(e)       In no event shall the foregoing adjustments cause the total number of shares used under the Plan to exceed the number authorized under Section 3 (as may be adjusted).

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16.       Data Privacy.

As a condition of acceptance of an Award, each participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 16 for the exclusive purpose of implementing, administering and managing the participant’s participation in the Plan. The participant understands that the Company holds certain personal information about the participant, including the participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The participant further understands that the Company may transfer the Data internally as necessary for the purpose of implementation, management and administration of the participant’s participation in the Plan, and that the Company may further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The participant understands that these recipients may be located in the participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the participant’s country. The participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the participant may elect to deposit any Shares. The participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the participant’s participation in the Plan. The participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Company’s Vice President of Human Resources. The participant understands that refusal or withdrawal of consent may affect the participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the participant understands that he or she may contact the Company’s Vice President of Human Resources.

17.       Effectiveness of the Plan.

The Plan shall become effective upon and subject to approval by the shareholders of the Company within twelve (12) months after the date of its adoption by the Board at a duly convened meeting of shareholders. Grants of Awards may be made after adoption of the Plan by the Board and prior to such shareholder approval, but all Awards made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

18.       Amendment and Termination.

Either the Board or the Committee may at any time amend or terminate the Plan; provided, however, that neither the Board nor the Committee may, without shareholder approval, increase (except under the anti-dilution provisions hereof, including those under Section 15) either the maximum number of shares as to which Stock-Based Awards may be granted under the Plan or any specified limit on any particular type or types of Award, or change the class of employees to whom an Award may be granted, or withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 4(a). No amendment or termination of the Plan may adversely affect any holder of an outstanding Award without the consent of the holder.

19.       Term of Plan.

Unless terminated earlier pursuant to Section 18, the Plan shall terminate five (5) years after the date on which it is approved and adopted by the shareholders pursuant to Section 17, and no Award shall be granted hereunder after the termination of the Plan. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

* * * * *

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APPENDIX B

List of Companies included in the Willis Towers Watson 2016 Top Management
Compensation Survey Report – U.S. (CSR General Industry)
(see “Compensation Consultant and Benchmarking” on page 27)

AAA Life Insurance	Burgess & Niple	Dart Container
Accident Fund Insurance	CACI International	Dartmouth Hitchcock Medical Center
ACGME	Caelum Research Corporation	Dayco Products Glory
AECOM	California Casualty Management	Daymon Worldwide
AFN	California Dental Association	Decurion
Allegiance Health	Cambia Health Solutions	Delaware North
Allied Electronics	Camcraft	DENSO International
Alta Resources Corporation	CareFirst BlueCross BlueShield	Department of Administrative Services
Alyeska Pipeline Service	Caribou Coffee	DePaul University
American Cancer Society	Catholic Health Initiatives	Duke Realty
American Enterprise	CDM Smith	Dycom Industries
American Red Cross	Celgard	E A Sween Company
American Traffic Solutions	CEMEX, Inc.	EMCOR Group
American University	Centegra Health Systems	Emerson Electric
AmeriCold Logistics	Centro	Emory University
Andersen Corporation	Chelan County Public Utility District	Energy Solutions
Animal Supply Company	Chicago Transit Authority	Environmental Chemical Corporation
Applied Research Associates	Children's Healthcare of Atlanta	Erie Insurance
Arizona Supreme Court	Children's Hospital & Medical Center	Ernst & Young
Arkansas Childrens Hospital	Choice Hotels International	ESCO Technologies
Asahi Kasei Plastics NA, Inc.	CH2M Hill Plateau	Essentia
ASCO - Valve	Chumash Employee Resource Center	Etnyre International Limited
Association of American	Church of Jesus Christ of	Evolent Health, Inc.
Medical Colleges	Latter-day Saints	Exemplis
Auto Club Group	City of Atlanta	Expert Global Solutions, Inc.
Automobile Club of Southern	California City of Greensboro	Farm Credit Foundations
Axiom Law	City of Houston	Federal Aviation Administration
Bain & Company	City of Las Vegas	Federal Reserve Bank of Atlanta
Balta Group	City of Philadelphia	Federal Reserve Bank of Boston
Baylor Scott & White Health	Clean Harbors	Federal Reserve Bank of Chicago
BBA Aviation	CNL Financial Group	Federal Reserve Bank of Minneapolis
Bemis Manufacturing Company	Coca-Cola Bottling	Federal Reserve Bank of St. Louis
BlueCross & BlueShield Association	Collin County	Federal Reserve Board
BlueCross BlueShield of Louisiana	Colorado Springs Utilities	FedEx Express
BlueCross BlueShield of Nebraska	Colsa	Ferguson Enterprises
BlueCross BlueShield of North Carolina	Community Coffee	Fermi National Accelerator Laboratory
BlueCross BlueShield of South Carolina	Community Health Network	Ferro
Bluegreen Corporation	Community Preservation Corporation	First Citizens Bank
BMW Manufacturing Corporation	Compassion International	First Interstate Bank
Board of Pensions	Compass Minerals International	Flexcon Company, Inc.
Boddie-Noell Enterprises	ConnectiCare Capital	Flexible Steel Lacing
Boyd Gaming	Consumer Reports	Fluor Federal Petroleum Operations
Boy Scouts of America	Corix	Fortune Brands Home & Security
Bradley	Cornell University	Freeport-McMoRan
Bridgepoint Education	Corporate One FCU	Froedtert Health
Briggs & Stratton	Corrections Corporation of America	GCR, Inc.
Brookdale Senior Living	Cosmopolitan of Las Vegas	General Dynamics
Brotherhood Mutual Insurance	CPS Energy	Information Technology
Bryant University	Crate & Barrel	Geokinetics
Build-A-Bear Workshop	Crowley Maritime Corporation	Georgia Institute of Technology

B-1

G&J Pepsi-Cola Bottlers, Inc.	Lawson Products	Northeast Illinois Railroad Corporation
G&K Services	Legal & General America	NOW Foods
Glazer's Distributors	Leggett and Platt	Oakland University
Global Solutions	Leupold & Stevens	Ochsner Health System
GOJO Industries	LG&E and KU Energy	Oerlikon Fairfield
Gold Eagle	Lhoist	Oglethorpe Power
Goodman Manufacturing	Life and Specialty Ventures	Ohio Public Employees
Graco	Linde	Retirement System
Grande Cheese	Littelfuse	Old Dominion Electric
GROWMARK	L.L. Bean	One Call Care Management
Grupo Cementos de Chihuahua	Lockheed Martin	Orlando Health
Habitat for Humanity International	Louis Dreyfus Commodities	Papa John's
Harris Health System	Luck Companies	Paychex
Harvey Industries	Lutron Electronics	Paylocity
HDR, Inc.	Magellan Health Services	Peabody Energy
Health First, Inc.	Maine Medical Center	Pentagon Federal Credit Union
Health Net	Malco Products, Inc.	PM
Hendrickson	M. A. Mortenson Company	PMA Companies
Henry Ford Health Systems	Manpower	Port Authority of Allegheny County
Hi-Crush Proppants	ManTech International	Port of Portland
High Industries, Inc.	MAPFRE USA	Port of Seattle
Health Hillenbrand, Inc.	Maricopa Integrated Health System	Preformed Line Products
Hilti, Inc.	Matrix Service	Princeton University
HNI	MAXX Properties	Project Management Institute
HNTB	Mayo Clinic	Property Casualty Insurers
Howard Hughes Medical Institute	Medical College of Wisconsin	Association of America
Huntington Memorial Hospital	Medical Group Management Association	QBE the Americas
Hunton & Williams	Memorial Hermann Healthcare System	QTI Human Resources
Hypertherm, Inc.	MFS Investment Management	Quanta Services
ICW Group	MGM Resorts International	Radio One
IDEXX Laboratories	Miami Children's Hospital	RAND Corporation
Information Management Service	Michael Baker	REA Magnet Wire Company, Inc.
Ingram Industries	Michels Corporation	Red Wing Shoes
Inovalon	Mine Safety Appliances	Regency Centers
Insperity	Minneapolis School District	Regions Financial
Institute for Defense Analyses	Minnesota Management & Budget	Reiter Affiliated Companies
Institute for Functional Medicine	Mission Support Alliance	Rentokil Initial
Institute of Electrical & Electronic	Missouri Department of Conservation	Rexnord Corporation
Engineers (IEEE)	Missouri Department of Transportation	Rice University
Integra Lifesciences	Mitsubishi International	Rich Products
Intelligrated	Molina Healthcare	Rite-Hite
Intertape Polymer Group	Mondelez	Riverside Research Institute
Iron Mountain	Montana-Dakota Utilities	RLI Insurance Company
Irvine	Mountain America	Robert Bosch
Jacobs Technology	MTS Systems	Robertshaw Controls
Johns Hopkins University	MultiPlan	RSM US LLP
Johnson Outdoors	Mutual of Omaha	RTC
Joint Commission	MV Transportation	Rust-Oleum
Jones Lang LaSalle	National Academies	Sage Publications
Judicial Council of California	National Futures Association	Sakura
Kansas City Southern	National Louis University	Salk Institute
Kelsey-Seybold Clinic	Nature's Sunshine Products	Sally Beauty
Kewaunee Scientific Corporation	Navicent Health	Samuel Roberts Noble Foundation
KI, Inc.	Navy Exchange Enterprise	SCANA
Kindred Healthcare	NCCI Holdings	S&C Electric
King County	NCI Building Systems	Schaeffler Technologies
Kum & Go LC	Nebraska Public Power District	Schenck, S.C.
Lantech.com	Nordson Corporation	Schneider National

B-2

Schwan Food	Terumo BCT	University of Texas Health Science
Scientific Research Corporation	Texas Children's Hospital	Center of San Antonio
Seaman Corporation	TJX Companies	University of Texas
Securus Technologies, Inc.	TLR	Southwestern Medical Center
SEMCO Energy	Tribune Media	University of Vermont Medical Center
Sentara Healthcare	Tribune Publishing	University of Wisconsin
Sentry Insurance	Trinity Consultants, Inc.	Health and Clinics
Serco	Trinity Health	UPS
Shands HealthCare	True Value Company	Utah Transit Authority
Siemens	Trugreen	Valero Energy
Simpson Housing	Tufts Health Plan	Virginia Department of Transportation
SMSC Gaming Enterprise	Turner Broadcasting	Virginia Mason Medical Center
Southeastern Freight Lines	TÜV Rheinland	Waddell & Reed Financial
Southeastern Grocers	UBM	Wake Forest University
Southern Farm Bureau Life	United States Steel	Washington University in St. Louis
South Jersey Gas	United Way for Southeastern Michigan	Wayne Farms
Space Telescope Science Institute	Universal Parks & Resorts	Wayne Fueling Systems
SpartanNash	University of Arkansas	Wayne Memorial Hospital
Spectrum Health -	for Medical Science	Wellmark BlueCross BlueShield
Grand Rapids Hospitals	University of California	Wells Enterprises
SSM Health Care St. Louis	University of Chicago	Westfield Group
Stampin' Up!	University of Colorado Health	West Virginia University Hospitals, Inc.
Star Tribune	University of Georgia	Whataburger
State Corporation Commission	University of Kansas Hospital	Wheaton Franciscan Healthcare
State of Arizona	University of Louisville	William Rainey Harper College
State of Oregon	University of Maryland	WilmerHale
State Teachers Retirement System	University of Miami	Windstream Communications
of Ohio	University of Michigan	Winebow Group
Steelcase	University of Missouri System	Winpak Portion Packaging Limited
St. Louis County Government	University of North Carolina Hospitals	Wisconsin Physicians Service Insurance
Subaru of Indiana Automotive, Inc.	University of Notre Dame	WorldVentures
Sulzer Pumps US	University of Richmond	World Vision International
Sunbelt Rentals	University of Rochester	Wornick Company
Swarovski International	University of Southern California	Wycliffe Bible Translators, Inc.
Taubman Centers	University of South Florida	Xtek, Inc.
TaylorMade-adidas Golf Company	University of St. Thomas	YMCA of the USA
TDS Telecom	University of Texas at Austin	Zeon Chemicals LP
Tech Data	University of Texas Health Science
Tenet Healthcare Corporation	Center at Houston

B-3

IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.investorvote.com/ESE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2018 Annual Shareholder Meeting to be Held on February 2, 2018 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/ESE When you go online to view materials, you can also vote your shares. Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 1: Go to www.investorvote.com/ESE. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 19, 2018 to facilitate timely delivery. 2 N O T+ 02PQPA

Shareholder Meeting Notice The 2018 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on February 2, 2018 at the offices of ETS-Lindgren Inc., 1301 Arrow Point Drive, Cedar Park, Texas 78613, beginning at 9:30 a.m. Central Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees and FOR the following Proposals: 1. To elect Gary E. Muenster and James M. Stolze as directors of the company to serve for three-year terms expiring in 2021. 2. To amend the Company’s Charter to permit the Company’s shareholders to amend the Company’s Bylaws. 3. To approve the Company’s 2018 Omnibus Incentive Plan. 4. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018. 5. To cast an advisory vote to approve the compensation of the Company’s executive officers. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. You may also vote in person at the Annual Meeting. Please contact the Company at (314) 213-7200 to obtain directions. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.investorvote.com/ESE Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by January 19, 2018. 02PQPA

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard time, on February 2, 2018. Vote by Internet • Go to www.investorvote.com/ESE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒ Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. 1. Election of Directors: For Withhold For Withhold 01 - Gary E. Muenster ☐ ☐ 02 - James M. Stolze ☐ ☐ For Against Abstain For Against Abstain 2. Proposal to amend the Company’s Charter to permit the shareholders to amend the Company’s Bylaws. ☐ ☐ ☐ 3. Proposal to approve the Company’s 2018 Omnibus Incentive Plan. ☐ ☐ ☐ 4. Proposal to ratify independent public accounting firm for fiscal 2018. ☐ ☐ ☐ 5. Say on Pay- An advisory vote on the approval of executive compensation. ☐ ☐ ☐ B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐ C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 02PQNA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ESCO Technologies Inc. Notice of 2018 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — February 2, 2018 Gary E. Muenster and Alyson S. Barclay, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ESCO Technologies Inc. to be held on Friday, February 2, 2018 at the offices of ETS-Lindgren, Inc., 1301 Arrow Point Drive, Cedar Park, Texas 78613, beginning at 9:30 a.m. Central Time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated hereon by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)